                                                                  Exhibit (d)(1)
                                                                  --------------


================================================================================




                         AGREEMENT AND PLAN OF MERGER



                          dated as of March 29, 2001



                                 by and among


                             PURE RESOURCES, INC.,



                            PURE RESOURCES II, INC.


                                      and



                          HALLWOOD ENERGY CORPORATION



================================================================================

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I

     THE OFFER AND THE MERGER....................................................................................     2
          Section 1.01        The Offer..........................................................................     2
          Section 1.02        Company Actions....................................................................     3
          Section 1.03        The Merger.........................................................................     4
          Section 1.04        Closing............................................................................     4
          Section 1.05        Effective Time.....................................................................     4
          Section 1.06        Effects............................................................................     4
          Section 1.07        Certificate of Incorporation and Bylaws............................................     4
          Section 1.08        Directors..........................................................................     5
          Section 1.09        Officers...........................................................................     5

ARTICLE II

          EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES..................     5
          Section 2.01        Effect on Capital Stock............................................................     5
          Section 2.02        Exchange of Certificates...........................................................     6

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................................     8
          Section 3.01        Organization, Standing and Power...................................................     8
          Section 3.02        Subsidiaries; Equity Interests.....................................................     8
          Section 3.03        Capital Structure..................................................................     8
          Section 3.04        Authority; Execution and Delivery; Enforceability..................................    10
          Section 3.05        No Conflicts; Consents.............................................................    10
          Section 3.06        SEC Documents; Undisclosed Liabilities.............................................    11
          Section 3.07        Information Supplied...............................................................    12
          Section 3.08        Absence of Certain Changes or Events...............................................    12
          Section 3.09        Taxes; Royalties...................................................................    14
          Section 3.10        Absence of Changes in Benefit Plans................................................    16
          Section 3.11        ERISA Compliance; Excess Parachute Payments........................................    17
          Section 3.12        Litigation.........................................................................    19
          Section 3.13        Compliance with Applicable Laws....................................................    19
          Section 3.14        Environmental Matters..............................................................    19
          Section 3.15        Contracts..........................................................................    20
          Section 3.16        Labor Matters......................................................................    21
          Section 3.17        Brokers; Fees and Expenses.........................................................    21
          Section 3.18        Opinion of Financial Advisors......................................................    21
          Section 3.19        Potential Conflicts of Interest....................................................    21
          Section 3.20        Reserve Information................................................................    22
          Section 3.21        Title to Property..................................................................    22
          Section 3.22        Intellectual Property..............................................................    24
          Section 3.23        Prepayments and Hedging............................................................    25

     Section 3.24      Pipeline Imbalances........................................................................   25
     Section 3.25      Wells......................................................................................   25
     Section 3.26      Preferential Rights........................................................................   26
     Section 3.27      Indemnification Obligations................................................................   26
     Section 3.28      Certain Assets.............................................................................   26
     Section 3.29      Insurance..................................................................................   27

ARTICLE IV

   REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER.........................................................   27
     Section 4.01      Organization, Standing and Power...........................................................   27
     Section 4.02      Purchaser..................................................................................   27
     Section 4.03      Authority; Execution and Delivery; Enforceability..........................................   28
     Section 4.04      No Conflicts; Consents.....................................................................   28
     Section 4.05      Information Supplied.......................................................................   29
     Section 4.06      Brokers....................................................................................   29
     Section 4.07      Financing..................................................................................   29
     Section 4.08      Litigation.................................................................................   29
     Section 4.09      Ownership of Company Stock.................................................................   29

ARTICLE V

   COVENANTS RELATING TO CONDUCT OF BUSINESS......................................................................   30
     Section 5.01      Conduct of Business........................................................................   30
     Section 5.02      No Solicitation............................................................................   33

ARTICLE VI

   ADDITIONAL AGREEMENTS..........................................................................................   34
     Section 6.01      Preparation of Proxy Statement; Stockholders Meeting.......................................   34
     Section 6.02      Access to Information; Confidentiality.....................................................   34
     Section 6.03      Reasonable Best Efforts; Notification......................................................   35
     Section 6.04      Stock Options; Warrants....................................................................   36
     Section 6.05      Indemnification............................................................................   37
     Section 6.06      Fees and Expenses..........................................................................   38
     Section 6.07      Public Announcements.......................................................................   38
     Section 6.08      Transfer Taxes.............................................................................   39
     Section 6.09      Directors..................................................................................   39
     Section 6.10      Intentionally deleted......................................................................   40
     Section 6.11      Further Assurances.........................................................................   40
     Section 6.12      Benefit Matters............................................................................   40
     Section 6.13      Name Change................................................................................   42

ARTICLE VII

   CONDITIONS PRECEDENT...........................................................................................   42
     Section 7.01      Conditions to Each Party's Obligation to Effect the Merger.................................   42

ARTICLE VIII

  TERMINATION, AMENDMENT AND WAIVER..................................................................................    42
     Section 8.01     Termination....................................................................................    42
     Section 8.02     Effect of Termination..........................................................................    45
     Section 8.03     Amendment......................................................................................    45
     Section 8.04     Extension; Waiver..............................................................................    45
     Section 8.05     Procedure for Termination, Amendment, Extension or Waiver......................................    45

ARTICLE IX

  GENERAL PROVISIONS.................................................................................................    45
     Section 9.01     Nonsurvival of Representations and Warranties..................................................    45
     Section 9.02     Notices........................................................................................    46
     Section 9.03     Definitions....................................................................................    46
     Section 9.04     Interpretation.................................................................................    47
     Section 9.05     Severability...................................................................................    47
     Section 9.06     Counterparts...................................................................................    48
     Section 9.07     Entire Agreement; No Third-Party Beneficiaries.................................................    48
     Section 9.08     Governing Law..................................................................................    48
     Section 9.09     Assignment.....................................................................................    48
     Section 9.10     Limitations on Warranties......................................................................    48
     Section 9.11     Specific Performance...........................................................................    48

                             INDEX OF DEFINED TERMS
                             ----------------------

Term                                                                                                          Section
----                                                                                                          -------
affiliate................................................................................................        9.03
Agreement................................................................................................    Preamble
Appraisal Statute........................................................................................     2.01(d)
Assets...................................................................................................        3.28
Associated Assets........................................................................................        3.28
business day.............................................................................................        9.03
Certificate of Merger....................................................................................        1.05
Certificates.............................................................................................     2.02(b)
Closing..................................................................................................        1.04
Closing Date.............................................................................................        1.04
Code.....................................................................................................     2.02(g)
Common Offer.............................................................................................    Recitals
Common Offer Price.......................................................................................    Recitals
Company..................................................................................................    Preamble
Company Benefit Agreements...............................................................................        3.10
Company Benefit Plans....................................................................................        3.10
Company Board............................................................................................     1.02(a)
Company Bylaws...........................................................................................        3.01
Company Charter..........................................................................................        3.01
Company Common Stock.....................................................................................    Recitals
Company Disclosure Letter................................................................................        3.01
Company Material Adverse Effect..........................................................................        9.03
Company Multiemployer Pension Plan.......................................................................     3.11(c)
Company Pension Plans....................................................................................     3.11(a)
Company Preferred Stock..................................................................................    Recitals
Company Right............................................................................................     3.03(a)
Company Rights Agreement.................................................................................     3.03(a)
Company SEC Documents....................................................................................     3.06(a)
Company Stock............................................................................................    Recitals
Company Stock Option.....................................................................................     6.04(d)
Company Stock Plan.......................................................................................     6.04(d)
Company Stockholder Approval.............................................................................     3.04(a)
Company Stockholders Meeting.............................................................................     6.01(b)
Company Warrant..........................................................................................     3.03(b)
Company Warrant Payments.................................................................................     3.03(b)
Company Takeover Proposal................................................................................     5.02(c)
Confidentiality Agreement................................................................................     6.02(b)
Consent..................................................................................................     3.05(b)
Contract.................................................................................................     3.03(a)
DGCL.....................................................................................................        1.03
Dissent Shares...........................................................................................     2.01(d)
Easements................................................................................................        3.21
Effective Time...........................................................................................        1.05
Environmental Claim......................................................................................     3.14(a)
Environmental Laws.......................................................................................     3.14(a)

Equipment.........................................................................................            3.21
ERISA.............................................................................................         3.11(a)
ERISA Affiliate...................................................................................         3.11(c)
Exchange Act......................................................................................         3.05(b)
Exchange Fund.....................................................................................         2.02(a)
Expiration Date...................................................................................         1.01(a)
Filed Company SEC Documents.......................................................................            3.08
Fully Diluted Shares..............................................................................         Annex I
GAAP..............................................................................................         3.06(a)
Governmental Entity...............................................................................         3.05(b)
Hazardous Substance...............................................................................         3.14(a)
Hydrocarbons......................................................................................            3.21
in the ordinary course of business................................................................            9.03
Indemnification Obligations.......................................................................            3.27
Indemnified Liabilities...........................................................................         6.05(a)
Indemnified Parties...............................................................................         6.05(a)
Indemnified Party.................................................................................         6.05(a)
Independent Directors.............................................................................            6.09
Information Statement.............................................................................         1.02(b)
Judgment..........................................................................................         3.05(a)
Law...............................................................................................         3.05(a)
Leases............................................................................................     3.21(b)(ii)
Liens.............................................................................................         3.05(a)
Material Contracts................................................................................            3.15
Merger............................................................................................        Recitals
Merger Consideration..............................................................................    2.01(c)(iii)
Minimum Tender Condition..........................................................................         Annex I
Net Revenue Interest..............................................................................            3.21
Offer.............................................................................................        Recitals
Offer Documents...................................................................................         1.01(b)
Parent............................................................................................        Preamble
Parent Material Adverse Effect....................................................................         4.04(a)
Paying Agent......................................................................................         2.02(a)
Permitted Encumbrances............................................................................            3.21
Permits...........................................................................................         3.13(b)
person............................................................................................            9.03
Pipeline..........................................................................................            3.28
Preferred Offer...................................................................................        Recitals
Preferred Offer Price.............................................................................        Recitals
Primary Company Executives........................................................................         3.11(f)
Proved Property...................................................................................         3.21(b)
Proxy Statement...................................................................................         3.05(b)
Prudential........................................................................................         3.03(a)
Representatives...................................................................................         5.02(a)
Reserves..........................................................................................            3.28
Rights Agent......................................................................................         3.03(a)
Royalty...........................................................................................         3.09(g)
Royalty Return....................................................................................         3.09(g)
Ryder Scott.......................................................................................            3.20

Schedule 14D-9...............................................................................       1.02(b)
SEC..........................................................................................       1.01(a)
Securities Act...............................................................................       3.06(a)
Subsidiary...................................................................................          3.01
subsidiary...................................................................................          9.03
Subsidiary Organizational Documents..........................................................          3.01
Superior Company Proposal....................................................................       5.02(c)
Surviving Corporation........................................................................          1.03
Tax Return...................................................................................       3.09(g)
Taxes........................................................................................       3.09(g)
Termination Fee..............................................................................       6.06(b)
Transactions.................................................................................       1.02(a)
Transfer Taxes...............................................................................          6.08
Warrants.....................................................................................       3.03(a)
Wells........................................................................................          3.23
Working Interest.............................................................................          3.21

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of March 29, 2001 (this "Agreement"), is by and among PURE RESOURCES, INC., a Delaware corporation
 ---------
("Parent"), PURE RESOURCES II, INC., a Delaware corporation and an indirect
  ------
wholly owned subsidiary of Parent ("Purchaser"), and HALLWOOD ENERGY
                                    ---------
CORPORATION, a Delaware corporation (the "Company").
                                          -------

     WHEREAS the respective Boards of Directors of Parent, Purchaser and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, in furtherance of such acquisition, Parent proposes to cause Purchaser to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Common Offer") to purchase all the
                                     ------------
outstanding shares of common stock, par value $0.01 per share, of the Company, including the associated Company Rights (the "Company Common Stock"), at a price
                                              --------------------
per share of $12.50, net to the seller in cash (such amount, or any greater amount per share paid pursuant to the Offer, the "Common Offer Price"), without
                                                  ------------------
interest thereon, on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, also in furtherance of such acquisition, Parent proposes to cause Purchaser to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Preferred Offer", with the Common Offer and
                                     ---------------
the Preferred Offer collectively being referred to as the "Offer") to purchase
                                                           -----
all the outstanding shares of Series A Cumulative Preferred Stock, par value $0.01 per share, of the Company (the "Company Preferred Stock", with the Company
                                      -----------------------
Preferred Stock and the Company Common Stock collectively being referred to as the "Company Stock"), at a price per share of $10.84, net to the seller in cash
     -------------
(such amount, or any greater amount per share paid pursuant to the Offer, the

"Preferred Offer Price"), without interest thereon, on the terms and subject to
 ---------------------
the conditions set forth in this Agreement; and

     WHEREAS the respective Boards of Directors of Parent and Purchaser have approved the merger (the "Merger") of Purchaser into the Company on the terms
                          ------
and subject to the conditions set forth in this Agreement, whereby each issued share of Company Common Stock not owned directly or indirectly by Parent or the Company shall be converted into the right to receive an amount in cash equal to the Common Offer Price and each share of Company Preferred Stock not owned directly or indirectly by Parent or the Company shall be converted into the right to receive an amount in cash equal to the Preferred Offer Price; and

     WHEREAS, the Board of Directors of the Company has approved the Offer and the Merger and resolved to recommend that holders of shares of Company Stock tender their shares pursuant to the Offer and approve and adopt this Agreement and the Merger; and

     WHEREAS, the Board of Directors of the Company has approved the terms of and transactions contemplated by the Stockholders Agreement (the "Stockholders
                                                                  ------------
Agreement") to be executed and delivered by Parent, Purchaser and the
---------
stockholders of the Company named therein.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and other terms contained in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                           THE OFFER AND THE MERGER
                           ------------------------

     Section 1.01  The Offer.
                   ---------

             (a) Subject to the conditions of this Agreement, no later than 10 business days following the date of this Agreement, Purchaser shall, and Parent shall cause Purchaser to, commence the Offer within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"); provided, however, that the obligation of Purchaser to, and of Parent to
 ---    --------  -------
cause Purchaser to, commence the Offer and accept for payment, and pay for, any shares of Company Stock tendered pursuant to the Offer is subject to the Minimum Tender Condition and the satisfaction or waiver of the other conditions set forth in Annex I. The initial expiration date of the Offer (the "Expiration
                                                                  ----------
Date") shall be the 20th business day following the commencement of the Offer
----
(determined pursuant to Rule 14d-2 promulgated by the SEC). Purchaser expressly reserves the right to modify the terms and conditions of the Offer and to waive any condition set forth in Annex I (other than the Minimum Tender Condition), except that, without the prior written consent of the Company, Purchaser shall not (i) reduce the number of shares of Company Stock subject to the Offer, (ii) reduce the price per share of Company Stock to be paid pursuant to the Offer,
(iii) reduce or modify the Minimum Tender Condition, (iv) modify or add to the conditions set forth in Annex I in any manner adverse to the holders of Company Stock (other than Parent and its subsidiaries), (v) except as provided in the next sentence, extend the Offer or (vi) change the form of consideration payable in the Offer. Notwithstanding the foregoing, Purchaser may, without the consent of the Company, (i) extend the Offer in increments of not more than five business days each, if at the scheduled Expiration Date of the Offer any of the conditions to Purchaser's obligation to purchase shares of Company Stock are not satisfied, until such time as such conditions are satisfied or waived, (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer and (iii) make available a subsequent offering period (within the meaning of Rule 14d-11 promulgated by the SEC). Without limiting the right of Purchaser to extend the Offer, in the event that the Minimum Tender Condition is not satisfied at the scheduled Expiration Date of the Offer, at the request of the Company, Purchaser shall, and Parent shall cause Purchaser to, extend the Expiration Date of the Offer in increments of five business days each until the earliest to occur of
(v) the date that is 60 days after the initial Expiration Date, (w) the satisfaction of the Minimum Tender Condition, (x) the reasonable determination by Parent that the Minimum Tender Condition is not capable of being satisfied on or prior to the date that is 60 days after the initial Expiration Date, (y) the termination of this Agreement in accordance with its terms and (z) July 30, 2001; provided, however, that Purchaser shall not be required to extend the Offer as provided in this sentence unless the Company is in material compliance with all of its covenants in this Agreement. On the terms and subject to the conditions of the Offer and this Agreement, Purchaser shall, and Parent shall cause Purchaser to, accept for payment and pay for all shares of Company Stock validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration of the Offer and in any event not later than three business days after such expiration.

             (b) As soon as practicable on the date of commencement of the Offer, Purchaser shall, and Parent shall cause Purchaser to, file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer, which shall contain or incorporate by reference an offer to purchase and a related letter of transmittal and any related documents (such Schedule TO and the documents included or incorporated by reference therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer
                                                                   -----
Documents"). The Company shall cooperate in the preparation of the Offer
---------
Documents, and the Company and its counsel will be given a reasonable opportunity to review and comment on the Offer Documents before they are filed with the SEC. Each of Parent, Purchaser and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Purchaser shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Parent and Purchaser shall provide the Company and its counsel with any comments Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall consult with the Company and its counsel prior to responding to any such comments.

     Section 1.02   Company Actions.
                    ---------------

              (a) The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Company Board described in Section
                                                                  -------
3.04(b), and the Company shall not withdraw or modify such recommendation in any
-------
manner adverse to Parent or Purchaser, except if the Company Board, after consultation with outside legal counsel to the Company, determines in good faith that such action is required for the Company Board to comply with its fiduciary duties to stockholders imposed by applicable Law. The Company has been advised by each of its directors and executive officers that each such director and executive officer intends either to tender all shares of Company Stock beneficially owned by each such director and executive officer to Purchaser pursuant to the Offer or to vote such shares in favor of the approval and adoption by the stockholders of the Company of this Agreement and the transactions contemplated hereby, including each of the Offer and the Merger (collectively, the "Transactions"); provided, however, that such directors and
                                    --------  -------
executive officers shall have no obligation under this Agreement to so tender or vote their shares if this Agreement is terminated in accordance with its terms.

              (b) As soon as practicable on the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, including an Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder (the "Information Statement"), with respect to the Offer
                             ---------------------
(such Schedule 14D-9 and Information Statement, as amended or supplemented from time to time, the "Schedule 14D-9") containing the recommendation of the Company
                   --------------
Board described in Section 3.04(b)(iii) and shall disseminate the Schedule 14D-9
                   --------------------
to the holders of Company Common Stock as and to the extent required by applicable federal securities laws. Each of Parent, Purchaser and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 before it is filed with the SEC. Each of the Company, Parent and Purchaser shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. The Company shall provide Parent and its counsel with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and shall consult with Parent, Purchaser and their counsel prior to responding to any such comments.

              (c) In connection with the Offer, the Company shall cause its transfer agent to furnish Purchaser promptly with mailing labels containing the names and addresses of the record holders of Company Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Company Stock, and shall furnish to Purchaser such information and assistance (including updated lists of stockholders, security position listings and computer files) as Parent or Purchaser may reasonably request in communicating the Offer to the

Company's stockholders. Subject to the requirements of applicable Law, until the Effective Time, Parent and Purchaser shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated in accordance with Section 8.01, shall, upon written request,
                              ------------
deliver, and shall use their reasonable efforts to cause their affiliates, agents and advisors to deliver, to the Company all copies of such information then in their possession.

          Section 1.03 The Merger. On the terms and subject to the conditions
                       ----------
set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Purchaser shall be merged with and into the
                      ----
Company at the Effective time. At the Effective Time, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation (as such, the "Surviving Corporation") and a wholly owned
                                     ---------------------
subsidiary of Parent.

          Section 1.04 Closing. Unless this Agreement shall have been terminated
                       -------
and the transactions contemplated hereby shall have been abandoned pursuant to
Article VIII, and subject to the satisfaction or waiver of all of the conditions
------------
set forth in Article VII, the closing (the "Closing") of the Merger shall take
             -----------                    -------
place at the offices of Thompson & Knight L.L.P., 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law, waiver) of the conditions set forth in Section 7.01 (other than those conditions that by their nature are to
         ------------
be satisfied at the Closing, but subject to the fulfillment or, to the extent permitted by Law, waiver of those conditions), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."
                                                                  ------------

          Section 1.05 Effective Time. Prior to the Closing, the Company shall
                       --------------
prepare, and on the Closing Date the Company shall file with the Secretary of State of the State of Delaware, a certificate of merger (or a certificate of ownership and merger) (the "Certificate of Merger") executed in accordance with
                            ---------------------
the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").
 --------------

          Section 1.06 Effects. The Merger shall have the effects set forth in
                       -------
Section 259 of the DGCL.

          Section 1.07 Certificate of Incorporation and Bylaws.
                       ---------------------------------------

               (a) The Certificate of Incorporation of the Company shall be amended and restated at the Effective Time to be identical to the Certificate of Incorporation of Purchaser as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be "Hallwood Energy Corporation" until changed in accordance with Section 6.13) and, as so amended
                                              ------------
and restated, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable Law.

               (b) The Bylaws of Purchaser as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and the provisions of the Certificate of Incorporation of the Surviving Corporation and applicable Law.

     Section 1.08  Directors. The directors of Purchaser immediately prior to
                   ---------
the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     Section 1.09  Officers. The officers of the Company immediately prior to
                   --------
the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE II

                      EFFECT ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES
              --------------------------------------------------

     Section 2.01  Effect on Capital Stock. At the Effective Time, by virtue of
                   -----------------------
the Merger and without any action on the part of the holder of any shares of Company Stock or any shares of capital stock of Purchaser:

              (a)  Capital Stock of Purchaser. Each issued and outstanding share
                   --------------------------
of capital stock of Purchaser shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

              (b)  Cancellation of Treasury Stock and Parent-Owned Stock. Each
                   -----------------------------------------------------
share of Company Stock issued and outstanding immediately prior to the Effective Time that is owned by the Company, Parent or Purchaser shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

              (c)  Conversion of Company Stock.
                   ---------------------------

                   (i)    Subject to Sections 2.01(b) and 2.01(d), each issued
                                     ----------------     -------
and outstanding share of Company Common Stock shall be converted into the right to receive an amount in cash equal to the Common Offer Price, without interest, less any required withholding taxes, upon surrender and exchange of the Certificate representing such share.

                   (ii)   Subject to Sections 2.01(b) and 2.01(d), each issued
                                     ----------------     -------
and outstanding share of Company Preferred Stock shall be converted into the right to receive an amount in cash equal to the Preferred Offer Price, without interest, less any required withholding taxes, upon surrender and exchange of the Certificate representing such share.

                   (iii) The cash payable upon the conversion of a share of Company Stock pursuant to this Section 2.01(c) is referred to as the "Merger
                               ---------------                        ------
Consideration." As of the Effective Time, all such shares of Company Stock shall
-------------
no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing any such shares of Company Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, less any required withholding taxes, upon surrender of such Certificate in accordance with Section 2.02.
     ------------

              (d)  Appraisal Rights. Notwithstanding anything in this Agreement
                   ----------------
to the contrary, shares ("Dissent Shares") of Company Stock that are outstanding
                          --------------
immediately prior to the Effective Time and that are held by any person who is entitled to dissent from and properly dissents from this Agreement pursuant to, and who complies in all respects with, Section 262 of the DGCL, in each case to the extent applicable (the

"Appraisal Statute"), shall not be converted into a right to receive the Merger
 -----------------
Consideration as provided in Section 2.01(c), but rather the holders of Dissent
                             ---------------
Shares shall be entitled to the right to receive payment of the appraised value of such Dissent Shares in accordance with the Appraisal Statute; provided,
                                                                 --------
however, that if any such holder shall fail to perfect or otherwise shall waive,
-------
withdraw or lose the right to receive payment of the appraised value under the Appraisal Statute, then the right of such holder to be paid the appraised value of such holder's Dissent Shares shall cease and such Dissent Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for, the right to receive the Merger Consideration, without interest, as provided in Section 2.01(c). The Company shall give prompt notice
                         ---------------
to Parent of any objections or demands received by the Company for appraisal of Company Stock pursuant to the Appraisal Statute, and Parent shall have the right to direct all negotiations and proceedings with respect to such objections or demands. Neither the Company nor the Surviving Corporation shall, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such objections or demands, or agree to do any of the foregoing.

     Section 2.02   Exchange of Certificates.
                   ------------------------

            (a)     Paying Agent. Prior to the Effective Time, Parent shall
                    ------------
select a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration
                   ------------
upon surrender of Certificates. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, provide to the Paying Agent on a timely basis, as and when needed after the Effective Time, cash necessary to pay for the shares of Company Stock converted into the right to receive the Merger Consideration pursuant to Section 2.01(c) (such cash being hereinafter referred
                          ---------------
to as the "Exchange Fund"). The expenses of the Paying Agent shall not be paid
           -------------
from the Exchange Fund, but shall be paid directly by the Surviving Corporation.

        (b)    Exchange Procedure.  As soon as reasonably practicable after the
               ------------------
Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates (the "Certificates") that immediately
                                              ------------
prior to the Effective Time represented outstanding shares of Company Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01(c), (i) a letter of transmittal (which shall specify
            ---------------
that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of (A) the number of shares of Company Stock theretofore represented by such Certificate and (B) the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

        (c)    No Further Ownership Rights in Company Stock; Transfer Books. The
               ------------------------------------------------------------
Merger Consideration paid in accordance with the terms of this Article II upon
                                                               ----------
conversion of any shares of Company Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company

Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.
                                                    ----------

          (d)  Termination of Exchange Fund.  Any portion of the Exchange Fund
               ----------------------------
(including any interest or other income received by the Paying Agent in respect thereof that has not previously been distributed pursuant to Section 2.02(f))
                                                             ---------------
that remains undistributed to the holders of Company Stock for 180 days after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holder of Company Stock who has not theretofore complied with this

Article II shall thereafter look only to the Surviving Corporation for payment
----------
of such holder's claim for the Merger Consideration.

          (e)  No Liability.  None of Parent, Purchaser, the Company, the
               ------------
Surviving Corporation or the Paying Agent shall be liable to any person in respect of any payments or distributions payable from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

          (f)  Investment of Exchange Fund.  The Paying Agent shall invest any
               ---------------------------
cash included in the Exchange Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be payable to the Surviving Corporation on demand.

          (g)  Withholding Rights.  Parent, Purchaser or the Surviving
               ------------------
Corporation shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the consideration otherwise payable to any holder of Company Stock pursuant to this Agreement, such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision
                                                ----
of state, local or foreign tax Law. To the extent that amounts are so deducted and withheld by Parent, Purchaser or the Surviving Corporation, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which such deduction and withholding was made by Parent, Purchaser or the Surviving Corporation.

          (h)  Lost Certificates.  If any Certificate shall have been lost,
               -----------------
stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article II.
                     ----------

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     The Company represents and warrants to Parent and Purchaser that:

     Section 3.01   Organization, Standing and Power. Each of the Company and
                    --------------------------------
each subsidiary of the Company listed in Section 3.02 of the letter dated as of the date of this Agreement from the Company to the Parent and Purchaser (the Company Disclosure Letter"). Company Disclosure Letter (a "Subsidiary") is an
--------------------------                                  ----------
entity duly organized, validly existing and in good standing under the laws of the state of its organization and has full power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as currently conducted. The Company and each Subsidiary is duly qualified to do business in each jurisdiction where (a) the nature of its business or its ownership or leasing of its properties make such qualification necessary or (b) the failure to so qualify, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to Parent true, correct and complete copies of the certificate of incorporation of the Company, as amended to the date of this Agreement (as so amended, the "Company Charter"), and the Bylaws of the
                                    ---------------
Company, as amended to the date of this Agreement (as so amended, the "Company
                                                                       -------
Bylaws"), together with complete copies of the organizational documents of the
------
Subsidiaries (the "Subsidiary Organizational Documents").  The Company Charter,
                   -----------------------------------
the Company Bylaws and the Subsidiary Organizational Documents are in full force and effect, and no other organizational documents are applicable to or binding upon the Company or any Subsidiary. Neither the Company nor any Subsidiary is in violation of any provision of the Company Charter, the Company Bylaws or the Subsidiary Organization Documents.

     Section 3.02   Subsidiaries; Equity Interests. The Company has no
                    ------------------------------
subsidiaries and does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity or ownership interest in any person other than as set forth in Section
3.02 of the Company Disclosure Letter.

     Section 3.03   Capital Structure.
                    -----------------

              (a) The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share. At the close of business on March 9, 2001, (i) 9,659,239 shares of Company Common Stock were issued and outstanding, (ii) 764,454 shares of Company Common Stock were held by the Company in its treasury,
(iii) 1,188,467 shares of Company Common Stock were subject to issuance upon exercise of outstanding Company Stock Options under the Company Stock Plan at a weighted average exercise price of $7.547 per share, (iv) 309,278 shares of Company Common Stock were subject to issuance upon exercise of outstanding warrants held by The Prudential Insurance Company of America ("Prudential")
                                                               ----------
pursuant to the Common Stock Purchase Warrant dated June 8, 1999 at an exercise price of $6.95 per share (the "Warrants"), (v) 5,000 additional shares of
                               --------
Company Common Stock were reserved for issuance pursuant to the Company Stock Plan; (vi) one preferred share purchase right (a "Company Right") for each share
                                                  -------------
of Company Common Stock outstanding was issued and outstanding in accordance with that certain Rights Agreement (the "Company Rights Agreement"), dated as of
                                         ------------------------
June 8, 1999, between the Company and Registrar and Transfer Company, as Rights Agent (the "Rights Agent"); (vii) 2,263,573 shares of Company Preferred Stock
            ------------
were issued and outstanding; and (viii) 180,000 shares of Company Preferred Stock were reserved for issuance pursuant to the Company Stock Plan. Except as set forth above, at the close of business on the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of Company capital stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company Bylaws or any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which the Company is a party or
                                  --------
otherwise bound. Except as set forth above or in Section 3.03(a) of the Company Disclosure Letter, as of the date of this Agreement, there are not any options, warrants, calls, rights, convertible or exchangeable securities, units, commitments, Contracts, arrangements or undertakings to which the Company is a party or by which it is bound (x) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or (y) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, unit, commitment, Contract, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. Except as contemplated in connection with the execution of this Agreement, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the holding, voting or disposition of any shares of capital stock of the Company.

          (b) The Company shall take all actions necessary to cause each holder of Company Stock Options granted under the Company Stock Plan to agree, to the extent required, no later than immediately prior to the time Purchaser accepts shares of Company Stock for payment pursuant to the Offer that each such Company Stock Option outstanding immediately prior to the acceptance for payment of shares of Company Stock pursuant to the Offer shall be canceled in accordance with Section 6.04, with the holder thereof becoming entitled to receive the
     ------------
amount of cash referred to in Section 6.04.  Such cancellation of a Company
                              ------------
Stock Option in exchange for the cash payment described in Section 6.04 will
                                                           ------------
constitute a release of any and all rights the holder of such Company Stock Option had or may have had in respect thereof. The Company Board or a committee administering the Company Stock Plan has the power and authority to cause (i) the Company Stock Plan to terminate as of the Effective Time and (ii) the provisions in any other Company Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company to be deleted as of the Effective Time.
Upon the receipt of the agreement of each holder of Company Stock Options described in the first sentence of the paragraph following the Effective Time, no holder of a Company Stock Option or any participant in the Company Stock Plan or other Company Benefit Plan will have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation. All Company Options outstanding as of the date of this Agreement, the price at which they are exercisable and the vesting schedule therefore are listed on Section 3.03(b) of the Company Disclosure Letter. Without any further action on the part of the holders of the Warrants, at the Effective Time, each warrant to purchase shares of Company Stock that is then outstanding and exercisable (each a "Company
                                                                   -------
Warrant") shall automatically at the Effective Time represent only the right to
-------
receive cash from the Company in an amount equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price of such Company Warrant and (B) the number of shares of Company Common Stock previously subject to such Company Warrant immediately prior to its cancellation (the "Company Warrant Payments").
-------------------------

          (c) Each outstanding share of capital stock or other equity ownership interest of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share or other equity ownership interest is owned by the Company or another Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any Subsidiary's voting rights, charges and other encumbrances whatsoever.

     Section 3.04   Authority; Execution and Delivery; Enforceability.
                    -------------------------------------------------

              (a) The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate and stockholder action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval required by applicable Law. The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as that enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditor's rights generally and the application of general principles of equity (regardless of whether that enforceability is considered in a proceeding at law or in equity). Subject to the applicability of Section 253 of the DGCL, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and of the holders of a majority of the outstanding shares of Company Preferred Stock voting as separate classes (the "Company Stockholder Approval") are the only votes of any class or series
      ----------------------------
of the Company's capital stock required to approve the Merger and adopt this Agreement.

              (b) The Company Board has duly adopted resolutions, in each case by a unanimous vote of all members of the Company Board that were present at the meeting called for such purpose (at which a quorum was present) and, upon the unanimous recommendation of the members of the special committee to the Company Board that were present at the meeting of the special committee called for such purpose (at which a quorum was present), (i) approving and declaring the advisability of this Agreement, the Offer, the Merger, the Stockholders Agreement and the other Transactions in accordance with the applicable provisions of the DGCL, (ii) determining that the terms of the Offer, the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders and (iii) recommending that the holders of Company Stock accept the Offer, tender their shares of Company Stock pursuant to the Offer and, if approval is required by applicable Law, approve and adopt this Agreement and the Merger. Such resolutions are sufficient to render inapplicable to Parent and Purchaser and this Agreement, the Offer, the Merger and the other Transactions the provisions of Section 203 of the DGCL. No other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Offer, the Merger or any other Transaction.

     Section 3.05   No Conflicts; Consents.
                    ----------------------

              (a) Except as set forth in Section 3.05 of the Company Disclosure Letter, the execution, delivery and performance by the Company of this Agreement do not, and the consummation of the Offer, the Merger and the other Transactions and compliance with the terms of this Agreement will not, (i) conflict with or result in any violation of any provision of the Company Charter, the Company Bylaws or the Subsidiary Organizational Documents, (ii) subject to the filings and other matters referred to in Section 3.05(b) conflict
                                                        ---------------
with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any pledge, lien, charge, mortgage, encumbrance or security interest of any kind or nature whatsoever (collectively, "Liens") upon any of the properties or assets of the Company or any Subsidiary
 -----
under, or require the consent of any person under, any provision of any Contract to which the Company or any Subsidiary is a party or by which any of its properties or assets is bound or affected or (iii) subject to the filings and other matters referred to in Section 3.05(b), conflict with or result in any
                             ---------------
violation of any domestic or foreign judgment, verdict, jury award, injunction, order or decree ("Judgment") or domestic or foreign statute, law (including
                  --------
common law), ordinance, rule or regulation ("Law") applicable to the Company or
                                             ---
any

Subsidiary or their respective properties or assets, except in the case of clauses (ii) and (iii) above, for such matters as, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

            (b) No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or
                -------
notice to, or Permit from, any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required to be obtained or made by or with respect to
 -------------------
the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) the filing with the SEC of (A) the Schedule 14D-9, (B) a proxy or information statement relating to the Company Stockholder Approval (the "Proxy
                                                                         -----
Statement"), if such approval is required by applicable Law, and (C) such
---------
reports under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the
 ------------
Offer, the Merger and the other Transactions, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iii) such filings as may be required in connection with the Taxes described in Section 6.08, (iv) filings under state
                                       ------------
securities Laws, and (v) such other items as, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

            (c) The Company Board, by a unanimous vote of all its members present at a meeting at which a quorum was present, has taken all action necessary, subject only to obtaining the countersignature of the Rights Agent to an amendment to the Company Rights Agreement (which countersignature the Company will have obtained prior to the commencement of the Offer), to (i) render the Company Rights inapplicable to this Agreement, the Offer, the Merger and the other Transactions, (ii) ensure that (A) neither Parent nor Purchaser nor any of its "affiliates" or "Associates" is or will become an "Acquiring Person" (each as defined in the Company Rights Agreement) by reason of this Agreement, the Offer, the Merger or any other Transaction, and (B) a "Distribution Date" (as defined in the Company Rights Agreement) will not occur by reason of this Agreement, the Offer, the Merger or any of the other Transactions and (iii) cause the Company Rights to expire concurrently with the consummation of the Offer.

     Section 3.06   SEC Documents; Undisclosed Liabilities.
                    --------------------------------------

            (a) The Company has timely filed all required reports, schedules, forms, statements and other documents with the SEC relating to periods commencing on or after December 31, 1998 (such reports, schedules, forms, statements and other documents being hereinafter referred to as the "Company SEC Documents"). As of their respective dates, the Company SEC
 ---------------------
Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"),
                                                             --------------
as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP")
                                                                     ----
(except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto) and fairly present in all material respects the financial position of the

Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

          (b) Except as set forth in the most recent financial statements included in the Filed Company SEC Documents, neither the Company nor any Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected in the Company's financial statements, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation (including any claims, whether or not asserted, for royalty payments), that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

     Section 3.07   Information Supplied. Subject to Parent's and Purchaser's
                    --------------------
fulfillment of their obligations with respect thereto, the Schedule 14D-9 and the Proxy Statement will contain (or will be amended in a timely manner so as to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable Law and will conform in all material respects with the requirements of the Exchange Act and any other applicable Law; and neither the Schedule 14D-9 nor the Proxy Statement (or any amendment or supplement thereto) will, at the respective times they are filed with the SEC or published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or, in the case of the Proxy Statement, will, at the time of the Company Stockholders Meeting, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which shall have become false or misleading in any material respect. Notwithstanding the foregoing, no representation or warranty is hereby made by the Company with respect to any information supplied by Parent or Purchaser in writing for inclusion in, or with respect to Parent or Purchaser information derived from Parent's public SEC filings which is included or incorporated by reference in, the Schedule 14D-9 or the Proxy Statement. None of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in, or which may be deemed to be incorporated by reference in, any of the Offer Documents will, at the respective times the Offer Documents are filed with the SEC or published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, or with respect to any information supplied by the Company in writing for inclusion in any of the Offer Documents, shall occur which is required to be described in an amendment of, or a supplement to, any of the Offer Documents, the Company shall so describe the event to Parent.

     Section 3.08   Absence of Certain Changes or Events. Except as disclosed in
                    ------------------------------------
the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), since December 31, 2000, the
                ---------------------------
Company and the Subsidiaries have conducted their respective business only in the ordinary course of business, and there has not been:

          (a) any event, change, occurrence, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect;

          (b) except as set forth in Section 3.08(b) of the Company Disclosure Letter, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property or otherwise) with respect to any capital stock of the Company or any Subsidiary or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any capital stock or other equity securities of, or other ownership interests in, the Company or any Subsidiary;

          (c) any split, combination or reclassification of any capital stock or any issuance of or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of the Company or any Subsidiary;

          (d) except as set forth in Section 3.08(d) of the Company Disclosure Letter, (i) any grant by the Company or any Subsidiary to any director or officer of the Company or any Subsidiary of any increase in compensation, bonus or other benefits, (ii) any grant by the Company or any Subsidiary to any such director or officer of any increase in severance, change of control or termination pay benefits, or (iii) any entry by the Company or any Subsidiary into, or any amendment of, any employment, consulting, deferred compensation, indemnification, severance, change of control or termination agreement or arrangement with any such director or officer;

          (e) any change in accounting methods, principles or practices by the Company or any Subsidiary, except for such changes as may have been required by a change in GAAP;

          (f) any (i) material elections with respect to Taxes by the Company or any Subsidiary, (ii) settlement or compromise by the Company or any Subsidiary of any material Tax liability or refund or (iii) assessment of a material Tax or Royalty against the Company or any Subsidiary by any Governmental Entity;

          (g) any amendment of any term of any outstanding security of the Company or any Subsidiary that would materially increase the obligations of the Company or any Subsidiary under such security;

          (h) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money;

          (i) any creation or assumption by the Company or any Subsidiary of any Lien on any asset of the Company or any Subsidiary;

          (j) any making of any loan, advance or capital contribution to or investment in any person by the Company or any Subsidiary other than in connection with any acquisition or capital expenditure permitted by Section
                                                                    -------
5.01;
----

          (k) (i) any acquisition by the Company or any Subsidiary by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or any acquisition by the Company or any Subsidiary of any assets (other than inventory) that are material to the Company and its Subsidiaries, taken as a whole, (ii) any sale, lease, license, encumbrance or other disposition of material assets of the Company or any Subsidiary, other than sales of products to customers in the ordinary course of business, (iii) any incurrence of capital expenditures by the Company or any Subsidiary other than in the ordinary course of business, or (iv) any modification, amendment, assignment, termination or relinquishment by the Company or any Subsidiary of any Contract, license or other right that, individually or in the aggregate with all such modifications, amendments, assignments, terminations and relinquishments, has had or could reasonably be expected to have a Company Material Adverse Effect;

            (l) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any Subsidiary that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect;

            (m) any entry by the Company or any Subsidiary into any commitment or transaction material to the Company and its Subsidiaries, taken as a whole (other than commitments or transactions entered into in the ordinary course of business);

            (n) as of the date hereof, any revaluation by the Company or any Subsidiary of any of their material assets, including but not limited to writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

            (o) any agreement, commitment or undertaking to take any action referred to in Sections 3.08(a) through 3.08(n).
               ----------------         -------

     Section 3.09  Taxes; Royalties.
                   ----------------

            (a) Except as will not and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns (including those returns requiring estimates of Tax payments) required to be filed by it, and all such Tax Returns are true, complete and accurate in all material respects. The Tax Returns have been prepared in accordance with all applicable Laws. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid. Section 3.09(a) of the Company Disclosure Letter contains a list of all jurisdictions (whether foreign or domestic) in which the Company currently files Tax Returns.

            (b) Except as set forth in Section 3.09(b) of the Company Disclosure Letter, (i) neither the Company nor any Subsidiary requested any extension of time in which to file any Tax Return, which Tax Return has not since been filed, and (ii) no audits, investigations or other proceedings by a Governmental Entity are presently pending against the Company or any Subsidiary that could materially affect the liability of the Company and its Subsidiaries, taken as a whole, for Taxes, and no notification has been received by the Company or any Subsidiary that any such audit, investigation or proceeding is threatened. Section 3.09(b) of the Company Disclosure Letter includes a list of all issues in dispute in any audit, investigation or proceeding against the Company or any Subsidiary and an estimate of the amount of Tax in dispute as to each issue.

            (c) The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries, taken as a whole, for all Taxable periods and portions thereof through the date of such financial statements. No material deficiency with respect to any Taxes has been threatened, proposed, asserted or assessed against the Company or any Subsidiary, and no waivers or extensions of the statute of limitations with respect to any Taxes are pending.

            (d) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Subsidiary. Neither the Company nor any Subsidiary is bound by any agreement with respect to Taxes.

            (e) Except as set forth in Section 3.09(e) of the Company Disclosure Letter, neither the Company nor any Subsidiary has been a member of an affiliated, consolidated, combined or unitary group and has no liability for the payment of Taxes of any other entity as a result of being a member of such a group or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any Taxes.

            (f) The Company has timely filed, or has caused to be timely filed on its behalf, all Royalty Returns required to be filed by it, and all such Royalty Returns are true, complete and accurate in all material respects as provided for under contract or by statute. All Royalties shown to be due on such Royalty Returns, or otherwise owed, have been timely paid. Section 3.09(f) of the Company Disclosure Letter contains a list of all jurisdictions in which the Company currently files Royalty Returns, a list of all scheduled royalty audits or planned audits by the relevant authorities, and a list of disputed matters as described above along with an estimated dollar amount attributable to the disputed matter, none of which will have a Company Material Adverse Effect. No material deficiency with respect to any Royalty has been threatened, proposed, asserted or assessed against the Company or any Subsidiary.

            (g) Within the past three years, neither the Company nor any Subsidiary has made any change in tax reporting method, received a ruling from any Tax Authority or signed an agreement with regard to Taxes.

            (h) To the extent that the Tax Returns of the Company and each Subsidiary have been examined by the applicable Tax Authorities (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired) for periods through and including December 31, 2000, no material adjustments were asserted as a result of such examinations which have not been resolved and fully paid, and no issue has been raised by any Tax Authority in any audit that, if raised with respect to any other period not so audited, could be expected to result in a proposed material deficiency for any period not so audited.

            (i) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company, and no power of attorney granted by the Company or any Subsidiary with respect to Taxes is currently in force.

            (j) Neither the Company nor any Subsidiary is a party to any agreement, contract or arrangement that could reasonably be expected to result in payments that will not be deductible under Section 162(m) of the Code.

            (k) Neither the Company nor any Subsidiary have filed a consent pursuant to Section 341(f) of the Code nor have they made or filed an election under Sections 108, 441 or 1017 of the Code.

            (l) Neither the Company nor any Subsidiary is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to the amendment by the Tax Equity and Fiscal Responsibility Act of 1982.

            (m) Neither the Company nor any Subsidiary is liable for any material Taxes to any foreign Tax Authority. Neither the Company nor any Subsidiary have and have not had a permanent establishment in any foreign country, as defined in the applicable Tax treaty or convention between the United States and such foreign country.

            (n) Neither the Company nor any Subsidiary is required to include in income any adjustment under Section 481(a) of the Code by reason of a change in accounting method initiated by the Company or any Subsidiary, and the Internal Revenue Service has not proposed any such adjustment or change in accounting method.

            (o) Other than as a result of the Transactions contemplated herein or as set forth in Section 3.09(o) of the Company Disclosure Letter, none of the Company's or any Subsidiary's tax attributes is subject to the limitations of Sections 382, 383 or 384 of the Code or Section 1.1502-21(c) of the Treasury Regulations.

            (p)    For purposes of this Agreement:

            "Royalty" includes any payments attributable to the production of
             -------
natural resources required under any contractual arrangement or by any applicable statute whether owed to a local, state or federal Governmental Entity and shall include all interest, penalties and additions imposed with respect to such amounts.

            "Royalty Return" means any federal, state, or local Royalty return,
             --------------
declaration, statement, report, schedule, form or information return or any amended Royalty return relating to Royalties.

            "Tax Authority" means the Internal Revenue Service and any other
             -------------
domestic or foreign governmental authority responsible for the administration of any Taxes.

            "Taxes" means any and all taxes, charges, fees, levies or other
             -----
assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any federal, state, local or foreign governmental entity and interest, penalties or additions to tax attributable thereto.

            "Tax Return" means any federal, state, local, provincial or foreign
             ----------
Tax return, declaration, statement, report, schedule, form or information return or any amended Tax return relating to Taxes.

            "Treasury Regulations" means one or more regulations promulgated
             --------------------
under the Code by the Treasury Department of the United States.

     Section 3.10   Absence of Changes in Benefit Plans. Except as disclosed in
                    -----------------------------------
the Filed Company SEC Documents, since December 31, 2000, there has not been any adoption or amendment in any material respect by the Company of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, thrift, savings, stock bonus, restricted stock, cafeteria, severance, disability, medical or other plan, providing benefits to any current or former employee, officer or director or consultant of the Company or any ERISA Affiliate of the Company or with respect to which the Company or any ERISA Affiliate of the Company may have any liability (collectively, "Company Benefit Plans"). Except as disclosed in the Filed
                ---------------------
Company SEC Documents or in Section 3.10 or 6.12(c) of the Company Disclosure Letter, there are not any employment, consulting, deferred compensation, indemnification, severance or termination agreements or arrangements, non-compete agreements, confidentiality agreements, nonsolicitation and business diversion agreements or tax gross-up agreements between the Company and any current or former employee, officer or director or consultant of the Company or any ERISA Affiliate of the Company (collectively, Company Benefit Agreements").
                                                  --------------------------
For purposes of this Section 3.10 and Section 3.11 only, an "ERISA Affiliate" of
                     ------------     ------------
any person means any other person which, together with such person, would be treated as a single employer under

Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 414 of the Internal Revenue Code of 1986, as amended (the
  -----
"Code").
 ----

     Section 3.11  ERISA Compliance; Excess Parachute Payments.
                   -------------------------------------------

            (a) Section 3.11(a) of the Company Disclosure Letter contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Company Pension Plans"),
          -----                                      ---------------------
"employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Company Benefit Plans and Company Benefit Agreements maintained, or contributed to, by the Company or any ERISA Affiliate of the Company or to which the Company or any ERISA Affiliate of the Company is a party or may have any liability, for the benefit of any current or former employees, officers or directors or consultants of the Company or any ERISA Affiliate of the Company. The Company has made available to Parent true, complete and correct copies of
(i) each Company Benefit Plan and Company Benefit Agreement (or, in the case of any unwritten Company Benefit Plan or Company Benefit Agreement, a description thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required, (iv) each trust agreement and group annuity contract relating to any Company Benefit Plan and (v) each employment agreement to which the Company is a party or is bound.

            (b) Except as set forth in Section 3.11(b) of the Company Disclosure Letter, all Company Pension Plans have received favorable determination letters from the Internal Revenue Service, to the effect that such Company Pension Plans are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor is there any basis for any such revocation, nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs. There is no material pending or, to the knowledge of the Company, threatened litigation relating to the Company Benefit Plans. Each Company Benefit Plan has been maintained in compliance with its terms and with the requirements prescribed by all applicable laws, including but not limited to ERISA and the Code, which are applicable thereto.

            (c) No Company Pension Plan subject to Title IV of ERISA had, as of the respective last annual valuation date for each such Company Pension Plan, any "unfunded benefit liabilities" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to Parent, and there has been no material adverse change in the financial condition of any such Company Pension Plan since its last such annual valuation date. No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it, or any ERISA Affiliate. None of the Company, any officer of the Company or any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company or any officer of the Company to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under
Section 502(i) or 502(l) of ERISA. None of such Company Benefit Plans and trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Company Benefit Plan during the last five years, and no notice of a reportable event will be required to be filed in connection with the Transactions. No Company Benefit Plan is a multiemployer plan, within the meaning of Section 4001(a)(3) of ERISA, and the Company has not incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205. All contributions and premiums required to be made under the terms of any Company Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent balance sheet filed or incorporated by reference in the Filed Company SEC Documents. Neither any Company Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

            (d) With respect to any Company Benefit Plan that is an employee welfare benefit plan, (i) no such Company Benefit Plan is unfunded or funded through a "welfare benefit fund" (as such term is defined in Section 419(e) of the Code), (ii) each such Company Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) complies with the applicable requirements of Section 4980B(f) of the Code and (iii) each such Company Benefit Plan (including any such Company Benefit Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company on or at any time after the Effective Time. The Company has no obligations for retiree health and life benefits under any Company Benefit Plan or Company Benefit Agreement.

            (e) Except as disclosed in Section 3.11(e) of the Company Disclosure Letter, the consummation of the Offer, the Merger or any other Transaction will not (i) entitle any employee, officer or director of the Company to severance pay or an election to terminate and receive severance pay,
(ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Benefit Plans or Company Benefit Agreements or (iii) result in any breach or violation of, or a default under, any of the Company Benefit Plans or Company Benefit Agreements. Section 3.11(e) of the Company Disclosure Letter sets forth the only payments to which participants in the Company's Phantom Working Interest Incentive Plan (the "PWIIP") will be entitled as a result of the Offer, the Merger or any Transaction.

            (f) No amount or economic benefit that could be received (whether in cash or property or the vesting of property) under any Company Benefit Plan or Company Benefit Agreement or otherwise as a result of the Offer, the Merger, any Transaction or any other event (including upon, as a result of or in connection with a termination of employment on or following the Effective Time) by any employee, officer or director of the Company or any of its affiliates who is a disqualified individual" (as such term is defined in proposed Treasury
     -----------------------
Regulation Section 1.280G-1) will be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code). The payments and estimated value of benefit continuation that could be provided to disqualified individuals as a result of the Offer, the Merger, any Transaction or any other event (including upon, as a result of or in connection with a termination of employment on or following the Effective Time) are listed on Section 3.11(f) of the Company Disclosure Letter.

     Section 3.12  Litigation. Except as set forth in Section 3.12 of the
                   ----------
Company Disclosure Letter, there is no suit, action, proceeding or investigation pending against, or to the knowledge of the Company threatened against or affecting, the Company or any Subsidiary or any of their respective properties before any arbitrator, court or other Governmental Entity (and neither the Company nor any Subsidiary is aware of any basis for any such suit, action, proceeding or investigation) that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company or any Subsidiary, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

Neither the Company nor any Subsidiary is subject to any outstanding Judgment against them or naming them as a party that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

     Section 3.13 Compliance with Applicable Laws.
                  -------------------------------

            (a) Except as disclosed in the Filed Company SEC Documents, the Company and each Subsidiary is, and their operations are being conducted, in compliance with all applicable Laws, except for such failures to comply as, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in the Filed Company SEC Documents or Section 3.13 of the Company Disclosure Letter, neither the Company nor any Subsidiary has received any written notice: (i) of any administrative, civil or criminal investigation or audit (other than Tax audits) by any Governmental Entity relating to the Company or any Subsidiary or (ii) during the past two years, from any Governmental Entity alleging that the Company or any Subsidiary is not in compliance in any material respect with any applicable Law.

            (b) The Company and each Subsidiary has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of or with all Governmental Entities ("Permits") necessary for it to
                                                  -------
own, lease or otherwise hold and to operate its properties and assets and to carry on its business and operations as now conducted, except for the failure to have such Permits that, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. There have occurred no defaults under, or violations of, any such Permit, except for such defaults and violations that, individually and in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. Neither the Offer nor the Merger, in and of itself, would cause the revocation or cancellation of any such Permit that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

            (c)   This Section 3.13 does not relate to matters with respect to
                       ------------
Taxes, which are the subject of Section 3.09, or to environmental matters, which
                                ------------
are the subject of Section 3.14.
                   ------------

     Section 3.14 Environmental Matters.
                  ---------------------

            (a) Except as disclosed in the Filed Company SEC Documents and except for such matters as, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each Subsidiary is, and within the period of all applicable statutes of limitation has been, in compliance with all applicable Environmental Laws, (ii) the Company and each Subsidiary holds and is, and within the period of all applicable statutes of limitation has been, in compliance with all Permits required to conduct its business and operations under all applicable Environmental Laws, (iii) the Company and each Subsidiary has not received any Environmental Claim against it, and neither the Company nor any Subsidiary has knowledge of any such Environmental Claim being threatened, (iv) to the knowledge of the Company and each Subsidiary, no Hazardous Substance or other conditions are present on any property owned, leased or operated by the Company or any Subsidiary, or at any other location, that are reasonably likely to form the basis of any Environmental Claim against the Company or any Subsidiary or against any person (including any predecessor of the Company or any Subsidiary) whose liability the Company or any Subsidiary retained or assumed either contractually or by operation of law, (v) neither the Company nor any Subsidiary has entered into or agreed to any Governmental Entity decree, order or agreement and is not subject to any judgment relating to compliance with, or to investigation or cleanup, or to liability, under any Environmental Law, and (vi) neither the Company nor any Subsidiary has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any Hazardous

Substance, or owned or operated any property or facility in a manner that has given or would reasonably be expected to give rise to any liability, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to any Environmental Laws. Except as set forth in Section 3.14 of the Company Disclosure Letter, naturally occurring radioactive materials located on the Company's properties are contained within the Company's Equipment and Pipeline. "Environmental Claim" means any claim, demand, action, suit, complaint,
 -------------------
proceeding, directive, investigation, Lien, demand letter or notice (written or oral) of noncompliance, violation or liability by any person asserting liability or potential liability (including liability or potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Substance at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or any Permit issued under any Environmental Law, or (iii) otherwise relating to obligations or liabilities under any Environmental Law. "Environmental Laws" means any and all applicable federal,
                    ------------------
state or local statutes, regulations, ordinances, guidelines, codes, decrees, or other legally enforceable requirement (including common law) of any foreign government, the United States, or any state, local, municipal or other Governmental Entity, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment (including indoor air, ambient air, surface water, groundwater, land surface, subsurface strata, or plant or animal species) or human health as affected by the environment or Hazardous Substances (including employee health and safety). "Hazardous
                                                              ---------
Substance" means all explosive or radioactive substances, materials or wastes,
---------
hazardous or toxic substances, materials or wastes, asbestos, asbestos-containing materials, pollutants and contaminants (including petroleum or any fraction thereof) and all other substances, materials or wastes, whether or not defined as such, that are regulated pursuant to or that could result in liability under any applicable Environmental Law.

            (b) No Environmental Law imposes any obligation upon the Company or any Subsidiary arising out of or as a condition to the Offer, the Merger or any other Transaction, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree, except for such obligations as, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. No material Lien has been placed upon any of the Company's properties under any Environmental Law.

     Section 3.15  Contracts. Except as disclosed as an exhibit to the Filed
                   ---------
Company SEC Documents or as set forth in Section 3.15 of the Company Disclosure Letter, neither the Company nor any Subsidiary is a party to or bound by or otherwise subject to any Contracts of the following nature (collectively, the "Material Contracts"): (i) any Contract which restricts the Company or any of
 ------------------
its affiliates from competing in any line of business or with any person in any geographical area; (ii) any Contract involving (A) the acquisition, merger or purchase of all or substantially all the assets or business of a third party,
(B) the purchase or sale of assets, or a series of purchases and sales of assets, involving aggregate consideration of $250,000 or more or (C) except as contained in any joint operating agreement the grant to any person of any preferential right to purchase any material asset or assets of the Company or any Subsidiary; (iii) any Contract which contains a "change in control" or similar provision pursuant to which the execution and delivery of this Agreement, the commencement of the Offer or the consummation of the Offer, the Merger or any of the other Transactions would give rise to any right (including any right of termination, cancellation, acceleration or vesting) or benefit that could reasonably be expected to have a Company Material Adverse Effect; (iv) any Contract, including any mortgage or other grant of security interests, guarantee or note, relating to the borrowing of money, except as generally disclosed in the Filed Company SEC Documents; (v) any Contract to indemnify for any Environmental Claim or any other liability or cost with respect to any Environmental Law; (vi) any Contract which would prohibit or materially delay the consummation of the Merger or any of the other Transactions; (vii) any other Contract that is material to the business, assets, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole, (viii) any Contract to which the Company or any Subsidiary is subject that is of the type that would be required to be included as an Exhibit to a Registration Statement on Form S-1 pursuant to the rules and regulations of the SEC if such registration statement was filed by the Company or (ix) any Material Contract with a term of more than 90 days. Except as, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Subsidiary is in breach or default(and no event has occurred that, with notice or the lapse of time or both, would constitute a default by the Company) under any Material Contract nor, to the knowledge of the Company or any Subsidiary, is any other party to any Material Contract in breach or default thereunder.

     Section 3.16  Labor Matters. There are no collective bargaining or other
                   -------------
labor union agreements to which the Company or any Subsidiary is a party or by which it is bound. To the knowledge of the Company or any Subsidiary, there have been no labor union organizing activities involving the Company or any Subsidiary, and neither the Company nor any Subsidiary has had any actual or threatened employee strike, work stoppage, slowdown or lockout.

     Section 3.17  Brokers; Fees and Expenses. No broker, investment banker,
                   --------------------------
financial advisor or other person, other than Petrie Parkman & Co. and Dain Rauscher Wessels, the fees and expenses of which will be paid by the Company or any Subsidiary, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger and the other Transactions based upon arrangements made by or on behalf of the Company or any Subsidiary. The Company has furnished to Parent a true and complete copy of all agreements between the Company and Petrie Parkman & Co. and Dain Rauscher Wessels, relating to the Offer, the Merger and the other Transactions and setting forth all fees and expenses to be paid to such advisors.

     Section 3.18  Opinion of Financial Advisors. The Company has received the
                   -----------------------------
opinions of Petrie Parkman & Co. and Dain Rauscher Wessels, both dated March 23, 2001, that, as of such date, the Common Offer Price and the Preferred Offer Price to be received by the holders of Company Common Stock and the Company Preferred Stock, respectively, in the Offer and the merger were fair from a financial point of view to such holders.

     Section 3.19  Potential Conflicts of Interest. Except as disclosed in the
                   -------------------------------
Filed Company SEC Documents, there have been no transactions, agreements, arrangements or understandings between the Company, on the one hand, and its affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     Section 3.20  Reserve Information. The underlying factual information
                   -------------------
provided to Ryder Scott Company, L.P. ("Ryder Scott"), to the extent that it was
                                        -----------
relied upon by Ryder Scott in the preparation of its report on 80% in value of the Company's proved reserves as of October 1, 2000 (the "Reserve Report"), was,
                                                          --------------
at the time of delivery, true and correct in all material respects, except for such errors as, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. The Company has no present knowledge of any material errors in such underlying factual information supplied to Ryder Scott for purposes of preparing such report and the conclusions in such report are not in any material way unreasonable when compared with the Company's own evaluation of the properties included in such report as of January 1, 2001 taken as a whole. The Company has delivered an accurate and complete copy of the Reserve Report to Parent. A summary of the Reserve Report is included as Section
3.20 of the Company Disclosure Letter.

     Section 3.21  Title to Property.
                   -----------------

            (a) Except as would not individually or in the aggregate have a Company Material Adverse Effect, the Company and the Subsidiaries have Defensible Title to the oil and gas properties set forth in the Reserve Report and to all other properties, reflected on the consolidated balance sheet of the Company in its most recent financial statements included in the Filed Company SEC Documents, free and clear of any Liens, except for "Permitted Encumbrances."
                                                        ----------------------
As used herein, Permitted Encumbrances shall mean:

                   (i) Liens associated with obligations reflected in the most recent financial statements included in the Filed SEC Documents or Section 3.21 of the Company Disclosure Letter;

                   (ii)  Liens for current Taxes not yet due and payable;

                   (iii) materialman's, mechanic's, repairman's, employee's, contractor's, operator's, and other similar liens, charges or encumbrances arising in the ordinary course of business (A) if they have not been perfected pursuant to law, (B) if perfected, that have not yet become due and payable or payment is being withheld as provided by law, or (C) if their validity is being contested in good faith by appropriate action and adequate reserves have been set aside therefor;

                   (iv) all rights to consent by, required notices to, filings with, or other actions by Governmental Entities in connection with the sale or conveyance of oil and gas leases or interests if they are customarily obtained subsequent to the sale or conveyance; and

                   (v) conventional rights of reassignment obligating Company to reassign its interests in a portion of the Proved Properties (as hereinafter defined) to a third party in the event Company intends to release or abandon such interest.

            (b) The Reserve Report sets forth, as of October 1, 2000, the proved reserve properties of the Company, and for each such property, correctly
(i) sets forth the county and state in which the property is located, and (ii) the Net Revenue and Working Interest with respect to each proved property therein, as of October 1, 2000. With respect to each proved property evaluated in the Reserve Report ("Proved Property"), "Defensible Title" shall mean:
                        ---------------     ----------------

                   (i) such record and beneficial, title in and to such Proved Property that: (A) entitles the Company or any Subsidiary to receive a Net Revenue Interest in such Proved Property that is equal to or greater than the Net Revenue Interest set forth in the Reserve Report therefor, without reduction, suspension or diminution throughout the duration of the estate constituting such Proved Property, except (x) as permitted or required by
Section 5.01, changes or adjustments that result from the establishment of units, the entry into of pooling or unitization agreements after the date hereof, changes in existing units (or the participating areas therein) made after the date hereof voluntarily or by order of the appropriate regulatory agency having jurisdiction or (y) that result from or are incidental to operations conducted as permitted or required by Section 5.01; and (B) obligates or subjects the Company or any Subsidiary to bear a Working Interest in such Proved Property that is no greater than the Working Interest set forth in the Reserve Report therefor, without increase throughout the duration of the estate constituting such Proved Property, except (x) for any changes or adjustments that are caused by contribution requirements provided for under provisions similar to those contained in an operating agreement, (y) as permitted or required by Section 5.01, changes or adjustments that result from the establishment of units, the entry into of pooling or unitization agreements after the date hereof, changes in existing units (or the participating areas therein) made after the date hereof voluntarily or by order of the appropriate regulatory agency having jurisdiction, after the date hereof or (z) changes or adjustments that result from or are incidental to operations conducted as permitted or required by
Section 5.01; and

                   (ii) (A) the leases underlying the Proved Properties (the "Leases") are valid and enforceable and grant the rights purported to be granted
 ------
thereby and all rights necessary thereunder for the current operations of the Company, (B) neither the Company nor any Subsidiary nor, to the knowledge of the Company or any Subsidiary, any other party to any Lease, is in breach or default thereunder in any material respect, no notice of default to termination thereunder has been given or received by the Company or any Subsidiary, and no event has occurred which would, with the giving of notice or passage of time or both, constitute a breach or default thereunder that could reasonably be expected to result in a Company Material Adverse Effect.

            (c) The operations of the Company and the Subsidiaries have been conducted in a manner that does not violate the material terms of any Easements. All material Easements of the Company and the Subsidiaries are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary for the Company's or the Subsidiaries' current operations without material interference by any other person.

            (d) The Equipment and personal property used in connection with the operations of the Company and the Subsidiaries is free and clear of Liens, except for Permitted Encumbrances. All major items of Equipment are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            (e) All rentals, royalties, and other payments due under Leases for which the Company or any Subsidiary is the operator have been paid in all material respects, except those amounts in suspense and to the knowledge of the Company, all rentals, royalties, and other payments due under Leases for which the Company or any Subsidiary is not the operator have been paid in all material respects, except those amounts in suspense.

            (f)    For purposes of this Agreement:

            "Easements" means all easements, rights-of-way, licenses, permits,
             ---------
servitudes, surface leases, and similar assets, rights and interests in any way appertaining, belonging, affixed, incidental or applicable to, or used or useful in connection with, the ownership of the Proved Properties or the operations of the Company or any Subsidiary.

            "Equipment" means all equipment, fixtures, physical facilities, tank
             ---------
batteries, surface and subsurface machinery, inventory, spare parts, supplies, tools and other tangible personal property owned or leased by the Company or any Subsidiary and other personal property on or associated with the operations of the Company or any Subsidiary on the date hereof, including, without limitation, casing, tubing, tubular goods, rods, pumping units and engines, Christmas trees, derricks, platforms, separators, compressors, gun barrels, gathering lines, pipelines, flow lines, tanks, wellheads, production units, platforms, valves, meters heaters, dehydrators, and communications systems and equipment, which are located on or used in connection with the Leases, the Easements or the operations of the Company or any Subsidiary.

            "Hydrocarbons" means crude oil, natural gas, casinghead gas,
             ------------
condensate, sulfur, natural gas liquids, plant products and other liquid or gaseous hydrocarbons produced in association therewith, including, without limitation, coalbed methane and gas and CO(2), and all other minerals of every kind and character which may be covered by or included in the Proved Properties.

            "Net Revenue Interest" means an overall share of Hydrocarbons
             --------------------
throughout the duration of the estate produced (including the proceeds attributable thereto) from or attributable to the Proved Properties, after deducting all lessors' royalties, overriding royalties, production payments and other interests or burdens on Hydrocarbons produced therefrom.

            "Undeveloped Leases" means all leases on undeveloped acreage owned
             ------------------
by the Company or any Subsidiary.

            "Working Interests" means that share of all of the costs, expenses,
             -----------------
burdens and obligations of any type or nature attributable to the Company's or any Subsidiary's interest in any Proved Property.

            (h) The Gross Acres and Net Acres constituting Undeveloped Leases held by the Company or a Subsidiary as of December 31, 2000 are as follows:
62,000 Net Acres and 123,000 Gross Acres. For purposes of this representation and warranty, Gross Acres are the total number of acres in which the Company or a Subsidiary has a working interest and Net Acres are the sum of the product of
(i) the acres in which the Company or a Subsidiary owns an interest, multiplied by (ii) such working interest. Except as would not have a Company Material Adverse Effect, the Company and the Subsidiaries have good and defensible title to the Undeveloped Leases free and clear of any Liens except for Permitted Encumbrances.

            (i) Except as could not reasonably be expected to have a Company Material Adverse Effect, (i) the Undeveloped Leases are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary thereunder for the current or reasonably expected future operations of the Company or any Subsidiary, (ii) neither the Company nor any Subsidiary, nor, to the knowledge of the Company or any Subsidiary, any other party to any Undeveloped Leases, is in breach or default thereunder in any respect (including full, proper and timely payment of all rentals and other payments due under the Undeveloped Leases), (iii) no notice of default or termination thereunder has been given or received by the Company or any Subsidiary, and (iv) no event has occurred that would, with the giving of notice or passage of time or both, constitute a breach or default thereunder.

     Section 3.22  Intellectual Property. The Company and each Subsidiary owns
                   ---------------------
the right, title and interest, free and clear of any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on use, voting, transfer, receipt of income or other exercise of any attributes of ownership ("Encumbrance"), in and to, or a license to use, or otherwise have the
            -----------
right to use, all patents and patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, logos, domain names, corporate names and goodwill associated therewith, and copyrights, technology, trade secrets know-how, processes, confidential business information, seismic rights, geological data, geophysical data, engineering data, maps, interpretations and other proprietary intellectual property rights and computer software ("Intellectual Property") currently used in the conduct of
                        ---------------------
the business of the Company, except where the failure to so own, be licensed or otherwise have the right to use such Intellectual Property would not, individually or in the aggregate, have a Company Material Adverse Effect. No person has notified the Company or any Subsidiary that the Company's or any Subsidiary's use of the Intellectual Property infringes on the rights of any person, subject to such claims and infringements as do not individually or in the aggregate, give rise to any liability on the part of the Company or any Subsidiary that could have a Company Material Adverse Effect, and, to the Company's or any Subsidiary's knowledge, no person is infringing on any right of the Company or any Subsidiary with respect to and no action is pending or threatened which challenges and neither the Company nor any Subsidiary is aware of any fact which, individually or in the aggregate, could reasonably be argued to detrimentally affect the validity, enforceability, use or ownership of any such Intellectual Property. No claims are pending or, to the Company's or any Subsidiary's knowledge, threatened that any activity of the Company or any Subsidiary now conducted or presently contemplated to be conducted, infringes, violates or otherwise adversely affects the intellectual property or other proprietary rights of any person. A list of all seismic rights, geologic and geophysical data owned by or licensed to the Company or any Subsidiary is set forth in Section 3.22 of the Company Disclosure Letter.

     Section 3.23   Prepayments and Hedging.
                    -----------------------

             (a) Except for gas balancing agreements containing customary provisions, neither the Company nor any Subsidiary have any outstanding obligations for the delivery of Hydrocarbons attributable to any of the Properties of the Company or any Subsidiary in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor.

             (b) Section 3.23(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, all futures, hedge, swap, collar, put, call, floor, cap, option or other contracts to which the Company or any Subsidiary is bound and the current position of the parties thereto.

     Section 3.24   Pipeline Imbalances.  Section 3.24 of the Company Disclosure
                    -------------------
Letter sets forth all Company or any Subsidiary pipeline, plant and production imbalances and penalties as of December 31, 2000 with respect to the Properties.

     Section 3.25   Wells.  For purposes of this section, "Wells" means those
                    -----                                  -----
oil, condensate or natural gas wells or wells producing any combination thereof (whether producing, not producing, abandoned or temporarily abandoned), water source wells, and water and other types of injection or disposal wells and systems located on the Proved Properties.

             (a) Section 3.25(a) of the Company Disclosure Letter sets forth all overproduced and underproduced Wells, as of the date stated therein;

             (b) To the knowledge of the Company, there have been no material changes proposed in the production allowables for any Wells;

             (c) All Wells have been drilled and (if completed) completed, operated, and produced in accordance with good oil and gas field practices and in compliance in all respects with applicable oil and gas leases and applicable Laws, rules, and regulations, except where any failure or violation would not have a Company Material Adverse Effect;

             (d) To the knowledge of the Company and the Subsidiaries, in the aggregate, the future obligations of the Company or any Subsidiary to plug and abandon Wells is not materially greater than the salvage value of the Equipment associated with such Wells;

             (e) Except as set forth in Section 3.25(e) of the Company Disclosure Letter, proceeds from the sale of Hydrocarbons produced from the Proved Properties are being received by the Company or any Subsidiary in a timely manner and are not being held by third parties in suspense for any reason (except for amounts individually or in the aggregate, not in excess of $250,000 and held in suspense in the ordinary course of business);

             (f) To the knowledge of the Company, all Equipment material to the operation of the Proved Properties as conducted prior to the date hereof are in reasonable working condition, ordinary wear and tear excepted;

             (g) Since December 31, 2000, neither the Company nor any Subsidiary has elected to participate in any individual operations on any of its oil and gas properties in which the Company's or any Subsidiary's commitment would have exceeded $1.0 million; and

             (h) With respect to Wells that are not operated by the Company or any Subsidiary, the Company makes the foregoing representations and warranties set forth in this Section 3.25 only to its knowledge.
                             ------------

     Section 3.26   Preferential Rights.  Section 3.26 to the Company Disclosure
                    -------------------
Letter sets forth a list of all instruments and agreements whereby any third party may claim a preferential right or call to purchase a material portion of the production of the Company or any Subsidiary at less than prevailing prices, other than under existing contracts for sale of production with a term of less than 90 days.

     Section 3.27   Indemnification Obligations.  Except as will not have, and
                    ---------------------------
upon becoming payable could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and except as contained in the Leases and as set forth on Section 3.27 to the Company Disclosure Letter, there are no Indemnification Obligations (as defined below) that the Company or any Subsidiary has to any person. "Indemnification Obligations" shall mean any
                                   ---------------------------
obligations of the Company or any Subsidiary to hold harmless or to indemnify any person from any cost, expense, liability, penalty, damage, deficiency, claim or loss arising from, resulting from, based in any way on, relating to or attributable to a breach by the Company or any Subsidiary of any portion of an agreement between the Company or any Subsidiary and such person, including but not limited to any breach of a representation, warranty, or covenant under any such agreement.

     Section 3.28   Certain Assets.  The Reserves and Associated Assets
                    --------------
constitute substantially all of the Assets of the Company and the Subsidiaries, and the fair market value of the Reserves and Associated Assets does not exceed $500.0 million. The fair market value of the Assets, other than the Reserves and the Associated Assets, does not exceed $50.0 million. For purposes of this
Agreement:

             "Associated Assets" means all equipment, machinery, fixtures and
              -----------------
other Assets that are integral and exclusive to current or future exploration or production activities associated with the Reserves, but does not include any Pipeline.

             "Assets" means all of the assets of the Company and the
              ------
Subsidiaries.

             "Pipeline" means (a) any pipeline and pipeline system or processing
              --------
facility which transports or processes oil and gas after it passes through the meters of a producing field located within the Reserves and (b) any pipeline or pipeline system that receives gas directly from gas wells for transportation to a natural gas processing facility or other destination.

             "Reserves" means all producing and non-producing reserves of oil
              --------
and natural gas of the Company and the Subsidiaries together with any rights of the Company and the Subsidiaries to reserves of oil and natural gas.

     Section 3.29   Insurance.  The Company has all insurance policies that it
                    ---------
believes are required in connection with the operation of the business of the Company and the Subsidiaries. Section 3.29 of the Company Disclosure Letter lists each of the insurance polices relating to the Company and the Subsidiaries which are currently in effect and describes any self-insurance arrangement affecting the Company. The Company has made available to Parent true and correct copies of each of the insurance policies relating to the Company and the Subsidiaries that are currently in effect. With respect to each such insurance policy, neither the Company nor any Subsidiary, to the knowledge of the Company, any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notice) and the Company does not know of any occurrence of any event which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under the policy, except for such breaches or defaults as would not result in a Company Material Adverse Effect. Except as set forth on Section 3.29 of the Company Disclosure Letter, to the knowledge of the Company, there are no claims pending with respect to any of such policies which are likely to exceed the amount of coverage provided by the applicable policy. Neither the Company nor any Subsidiary has received (i) any written notice of cancellation of any such policy or refusal of coverage thereunder,
(ii) any written notice that any issuer of such policy has filed for protection under applicable bankruptcy or other insolvency laws or is otherwise in the process of liquidating or has been liquidated, of (iii) any other written indication that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder. All premiums and other payments relating to the insurance have been paid for coverage through the date of this Agreement.

                                 ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER
            ------------------------------------------------------

     Parent and Purchaser, jointly and severally, represent and warrant to the Company as follows:

     Section 4.01   Organization, Standing and Power.  Each of Parent and
                    --------------------------------
Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted.

     Section 4.02   Purchaser.  Since the date of its incorporation, Purchaser
                    ---------
has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto. Purchaser is a wholly owned subsidiary of Parent.

     Section 4.03   Authority; Execution and Delivery; Enforceability.
                    -------------------------------------------------

             (a) Each of Parent and Purchaser has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the Transactions. The execution, delivery and performance by each of Parent and Purchaser of this Agreement and the consummation by it of the Transactions have been duly authorized by all necessary corporate and stockholder action on the part of Parent and Purchaser. Parent, as sole stockholder of Purchaser, has adopted this Agreement. Each of Parent and Purchaser has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms, except as that enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditor's rights generally and the application of general principles of equity (regardless of whether that enforceability is considered in a proceeding at law or in equity). Subject to the applicability of
Section 253 of the DGCL, the affirmative vote of the holders of a majority of the outstanding shares of common stock of Purchaser voting as a single class is the only vote of any class or series of Purchaser's capital stock required to approve the Merger and adopt this Agreement.

            (b) Each of the boards of directors of Parent and Purchaser has duly adopted resolutions, in each case by a unanimous vote of all members of such board, approving and declaring the advisability of this Agreement, the Offer, the Merger, the Stockholders Agreement and the other Transactions in accordance with the applicable provisions of the DGCL.

     Section 4.04   No Conflicts; Consents.
                    ----------------------

            (a) The execution, delivery and performance by each of Parent and Purchaser of this Agreement do not, and the consummation of the Offer, the Merger and the other Transactions and compliance with the terms of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, any provision of (i) the charter or organizational documents of Parent or any of its subsidiaries,
(ii) any Contract to which Parent or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.04(b), any Judgment or
                                             ---------------
Law applicable to Parent or any of its subsidiaries or their respective properties or assets, subject in the case of clauses (ii) and (iii) above, for such matters as, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on (A) the ability of Parent or Purchaser to perform its obligations under this Agreement or (B) the ability of Parent or Purchaser to consummate the Offer, the Merger and the other Transactions (any of the foregoing, a "Parent Material Adverse Effect").
                                       -------------------------------

            (b) No Consent of, or registration, declaration or filing with, or notice to, or Permit from any Governmental Entity is required to be obtained or made by or with respect to Parent or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) the filing with the SEC of (A) the Offer Documents and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Offer, the Merger and the other Transactions, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such filings as may be required in connection with the Taxes described in Section 6.08, (iv) filings under state
                                       ------------
securities Laws, and (v) such other items as, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

     Section 4.05   Information Supplied.  Subject to the Company's fulfillment
                    --------------------
of its obligations hereunder with respect thereto, the Offer Documents will contain (or will be amended in a timely manner so as to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable Law and will conform in all material respects with the requirements of the Exchange Act and any other applicable Law; and the Offer Documents will not, at the respective times they are filed with the SEC or published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is hereby made by Parent or Purchaser with respect to any information supplied by the Company in writing for inclusion in, or with respect to the Company information derived from the Company's public SEC filings which is included or incorporated by reference in, the Offer Documents. None of the information supplied or to be supplied by Parent or Purchaser for inclusion or incorporation by reference in, or which may be deemed to be incorporated by reference in, the
Schedule 14D-9 or the Proxy Statement will, at the respective times the Schedule 14D-9 and the Proxy Statement are filed with the SEC or published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. If any time prior to the Effective Time any event with respect to Parent or Purchaser, or with respect to any information supplied by Parent or Purchaser for inclusion in the Schedule 14D-9 or the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, such document, Parent or Purchaser shall so describe the event to the Company.

     Section 4.06   Brokers.  No broker, investment banker, financial advisor or
                    -------
other person other than First Union Securities Energy Investment Banking is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger and the other Transactions based upon arrangements made by or on behalf of Parent.

     Section 4.07   Financing.  Parent and Purchaser will have available
                    ---------
(through cash on hand and existing credit arrangements or otherwise) all of the funds necessary for the acquisition of all shares of Company Stock pursuant to the Offer and the Merger, as and when needed, and to perform their respective obligations under this Agreement.

     Section 4.08   Litigation.  There is no suit, action, proceeding or
                    ----------
investigation pending against, or to the knowledge of Parent threatened against or affecting, Parent or any of its subsidiaries before any Governmental Entity that questions the validity of this Agreement or any action to be taken by Parent or Purchaser in connection with the consummation of the Transactions or would otherwise prevent or delay the consummation of the Transactions.

     Section 4.09   Ownership of Company Stock.  As of the date hereof, neither
                    --------------------------
Parent nor any of its subsidiaries beneficially owns any shares of Company
Stock.

                                  ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS
                   -----------------------------------------

     Section 5.01   Conduct of Business.
                    -------------------

             (a)    Conduct of Business by the Company.  Except as otherwise
                    ----------------------------------
expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of the Subsidiaries to, conduct its business in the usual, regular and ordinary course of business and in substantially the same manner as previously conducted and use its reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. The Company shall, and shall cause each of the Subsidiaries to, maintain its assets and all parts thereof in as good working order and condition as at present, ordinary wear and tear excepted, consistent with past practice, and shall maintain in full force and effect current insurance policies or other comparable insurance coverage with respect to the assets and potential liabilities thereof. In addition, and without limiting the generality of the foregoing, except for conduct otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, the Company shall, and shall not permit any of the Subsidiaries to, do any of the following without the prior written consent of Parent:

                    (i) (A) except as set forth in Section 5.01(a)(i) of the Company Disclosure Letter, declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                    (ii) issue, deliver, sell, grant, pledge, transfer or otherwise encumber or dispose of or subject to any Lien (A) any shares of its capital stock, (B) any securities convertible into or exchangeable for, or any options, warrants, commitments or rights of any kind to acquire, any such shares, voting securities or convertible or exchangeable securities or (C) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Company Common Stock upon the exercise of Company Stock Options and Warrants outstanding on the date of this Agreement and in accordance with their terms as in effect on the date of this Agreement;

                    (iii) amend the Company Charter, the Company Bylaws or the Subsidiary Organizational Documents;

                    (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or all or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, company, limited liability company, joint venture, association or other business organization or division thereof or (B) any assets except purchases of inventory in the ordinary course of business that individually or in the aggregate are not in excess of $500,000 (considering the Company and its Subsidiaries as a whole) or as set forth in Section 5.01(a)(iv) of the Company Disclosure Letter.

                    (v) (A) grant to any employee, officer or director any increase in compensation or pay any bonus, except to the extent required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (B) grant to any employee, officer or director any increase in severance, change of control or termination pay, except to the extent required under any agreement in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or except as set forth in Section 5.01(a)(v) of the Company Disclosure Letter, (C) establish, adopt, enter into or amend any Company Benefit Agreement, any collective bargaining agreement, other labor union agreement or Company Benefit Plan, or (D) take any action to accelerate any rights or benefits, take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Agreement or Company Benefit Plan, or make any material determinations not in the ordinary course of business, under any collective bargaining agreement, labor union agreement or Company Benefit Plan or Company Benefit Agreement;

                    (vi) make any change in accounting methods, principles or practices affecting the reported assets, liabilities or results of operations of the Company or any Subsidiary, except as required by a change in GAAP;

                    (vii) encumber, sell, lease (as lessor), transfer, assign, license, farmout, convey or otherwise dispose of (or contract to dispose of) or subject to any Lien (or contract to subject to any Lien), any of the Contracts, Pipeline, Leases, Undeveloped Leases, Reserves, Wells or other Assets that, individually or in the aggregate (and considering the actions of the Company and the Subsidiaries as a whole), are in excess of $100,000, except (A) sales of commodity production and obsolete assets in the ordinary course of business and
(B) matters set forth in Section 5.01(a)(vii) of the Company Disclosure Letter;

                    (viii) (A) incur, assume or prepay any indebtedness for borrowed money or guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any indebtedness or obligation of another person or issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, except for short-term borrowings incurred in the ordinary course of business, matters set forth in Section 5.01(a)(viii) of the Company Disclosure Letter and additional borrowings under its credit facility to the extent they do not cause total borrowings under the credit facility to exceed $62,000,000, or (B) make or forgive any loans, advances or capital contributions to, or investments in, any other person;

                    (ix) make or agree to make any capital expenditure or expenditures, except those (A) that have been authorized by the Company as of the date of this Agreement in the ordinary course of business and are listed in
Section 5.01(a)(ix) of the Company Disclosure Letter, or (B) that are anticipated and in the ordinary course of business and are listed in Section 5.01(a)(ix) of the Company Disclosure Letter, or (C) that, individually or in the aggregate, are not in excess of $250,000 (considering the Company and its Subsidiaries as a whole) in any calendar quarter;

                    (x) make or change any material Tax election or settle or compromise any material Tax liability or refund;

                    (xi) (A) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation, other than the payment, discharge, settlement or satisfaction, in the ordinary course of business or in accordance with their terms, of liabilities reflected or reserved against in the most recent financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred since the date of such financial statements in the ordinary course of business or (B) cancel any indebtedness that is material, individually or in the aggregate, to the Company, or waive any claims or rights of substantial value;

                    (xii) adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

                    (xiii) make, enter into or renew, extend, amend, modify, or waive any provisions of any Material Contract or relinquish or waive any rights under, or agree to the termination of, any Material Contract, except in the ordinary course of business;

                    (xiv) enter into any futures, hedge, swap, collar, put, call, floor, cap, option or other contracts;

                    (xv) enter into any gas sales, transporting, gathering, treating or similar contracts with terms longer than 90 days;

                    (xvi) permit any material insurance policy, as set forth in Section 3.29 of the Company Disclosure Letter, naming it as a beneficiary or a loss payable payee to lapse, be canceled or expire unless a new policy with substantially identical coverage is in effect as of the date of lapse, cancellation or expiration; or

                    (xvii) authorize, or commit or agree to take, any of the foregoing actions or take any action that would (y) make any representation or warranty in Article III hereof untrue or incorrect in any material respect, or
            -----------
(z) result in any of the conditions to the Offer set forth in Annex I hereto or any of the conditions to the Merger set forth in Article VII hereof not being
                                                 -----------
satisfied.

                    (xviii)   fail to timely and correctly make all payments
(including all delay rentals, royalties or shut-in royalties) in connection with any Leases;

                    (xix) fail to operate its Assets as a prudent oil and gas operator in the ordinary course of business; or

                    (xx) go non-consent under any joint operating, exploration or other agreement or otherwise waive or relinquish any rights under such agreements.

             (b)    Advice of Changes.  The Company shall promptly advise
                    -----------------
Parent of any change or event that has had or could reasonably be expected to have a Company Material Adverse Effect.

             (c)    Prior Written Consent.  In the event the Company requests
                    ---------------------
the prior written consent of Parent to do any of the above actions, Parent shall respond to such request within 48 hours of receipt.

             (d)    PWIIP Payments.  Notwithstanding anything to the contrary
                    --------------
herein, on and after the date of this Agreement, the Company shall not make any payments under the PWIIP except as expressly specified in those certain Agreements Regarding Amended and Restated Phantom Working Interest Incentive Plan of Hallwood Energy Corporation, each dated March 29, 2001, between the Company and each participant in such plan.


     Section 5.02   No Solicitation.
                    ---------------

             (a) From the date hereof, the Company shall not (whether directly or indirectly through advisors, agents, representatives or other intermediaries), and the Company shall use its reasonable best efforts to cause its officers, directors, advisors, representatives and other agents (collectively, its "Representatives") not to, directly or indirectly, (i)
                    ---------------
continue any discussions or negotiations, if any, with any parties, other than Parent and Purchaser, conducted heretofore with respect to any Company Takeover Proposal (as hereinafter defined) or which could reasonably be expected to lead to a Company Takeover Proposal, (ii) solicit, initiate or knowingly encourage any inquiries relating to, or the submission of, any Company Takeover Proposal,
(iii) participate in any discussions or negotiations regarding any Company Takeover Proposal, or, in connection with any Company Takeover Proposal, furnish to any person any information or data with respect to or access to the properties of the Company, or take any other action to facilitate the making of any proposal that constitutes or may reasonably be expected to lead to any Company Takeover Proposal or (iv) enter into any agreement with respect to any Company Takeover Proposal. Nothing contained in this Section 5.02 shall prohibit the Company and its Board from (i) taking and disclosing a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated by the SEC under the Exchange Act, or (ii) furnishing information, including, without limitation, nonpublic information to, or entering into negotiations with any person that has indicated its willingness to make an unsolicited bona fide Company Takeover Proposal, if, and only to the extent that, (A) the Company Board determines in good faith, after consultation with its outside legal counsel and its independent financial advisors, the Company Takeover Proposal constitutes, or may reasonably be expected to lead to, a Superior Company Proposal, (B) the Company Board, after consultation with outside legal counsel to the Company, determines in good faith that such action is required for the Company Board to comply with its fiduciary duties to Stockholders imposed by applicable Law, (C) contemporaneously with furnishing such information to, or entering into discussions or negotiations with, such person, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person and (D) the Company uses all reasonable efforts to keep Parent informed in all material respects of the status and terms of any such negotiations or discussions (including without limitation the identity of the person with whom such negotiations or discussions are being held) and provides Parent copies of such written proposals and any amendments or revisions thereto or correspondence related thereto.

             (b)    For purposes of this Agreement:

                    "Company Takeover Proposal" means any inquiry, proposal or
                     -------------------------
offer (other than by Parent, Purchaser or any of their affiliates) for (i) a merger, consolidation, share exchange, dissolution, recapitalization, liquidation or other business combination involving the Company, (ii) the acquisition by any person in any manner, directly or indirectly, of a number of shares of any class of equity securities of the Company equal to or greater than 15% of the number of such shares outstanding before such acquisition or (iii) the acquisition by any person in any manner, directly or indirectly, of assets that generate or constitute a substantial part of the net revenues, net income or assets of the Company, in each case other than the Transactions.

                    "Superior Company Proposal" means any bona fide written
                     -------------------------
Company Takeover Proposal made by a third party (other than by Parent, Purchaser or any of their affiliates) to acquire directly or indirectly (i) all the equity securities or (ii) the assets of the Company substantially as an entirety, which the Company Board determines in good faith (after consultation with its independent financial advisors and outside counsel), taking into account all legal, financial, regulatory and other aspects of the proposal and the person making such proposal, (x) would, if consummated, be more favorable, from a financial point of view, to the holders of Company Stock than the Transactions,
(y) is made by a third party that has the good faith intent to proceed with negotiations and has the financial and other capability to consummate and (z) is reasonably likely to be consummated without undue delay.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS
                             ---------------------

     Section 6.01   Preparation of Proxy Statement; Stockholders Meeting.
                    ----------------------------------------------------

             (a) If the Company Stockholder Approval is required by applicable Law, the Company shall, as soon as practicable following the acceptance of shares of Company Stock pursuant to the Offer, prepare and file with the SEC the Proxy Statement in preliminary form, and each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of the Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. No filing of, or amendment to, the Proxy Statement will be made by the Company without providing Parent the opportunity to review and comment thereon. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after filing with the SEC.

             (b) If the Company Stockholder Approval is required by applicable Law, the Company shall, as soon as practicable following the acceptance of shares of Company Stock pursuant to the Offer, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company
                                                                -------
Stockholders Meeting") for the purpose of seeking the Company Stockholder
--------------------
Approval. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval.

             (c) If the Company Stockholders Meeting is held, Parent shall cause all shares of Company Stock purchased pursuant to the Offer and all other shares of Company Stock owned by Purchaser or any other subsidiary of Parent to be voted at the Company Stockholders Meeting in favor of the adoption of this Agreement and shall, after acceptance of shares of Company Stock pursuant to the Offer, otherwise use its reasonable best efforts to cause the Merger to be completed as soon as practicable.

             (d) Notwithstanding the foregoing clauses (a), (b) and (c), if Purchaser or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of each class of Company Stock, the parties shall, as soon as possible following the acceptance of shares of Company Stock pursuant to the Offer, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a stockholders meeting in accordance with Section 253 of the DGCL.

     Section 6.02   Access to Information; Confidentiality.
                    --------------------------------------

             (a) The Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, access during reasonable business hours during the period prior to the Effective Time to (i) all of the Company's properties, books, contracts, commitments, personnel and records and other information and business documents,
(ii) by appointment, the Company's independent reserve engineers and accountants and (iii) the premises of the Company for the purpose of inspecting the books and records of the Company, provided that access to the premises shall be permitted only with the prior consent of the Company (which consent shall not be unreasonably withheld or delayed). During the period prior to the Effective Time, Parent will have the full cooperation of the Company in confirming the nature of the relationships between the Company and its customers, working interest owners, contractors and suppliers, including whether or not such relationships are satisfactory and whether or not such relationships are expected to continue after the Merger. The Company shall have the right to have a representative present at all times of any such inspections, interviews and communications conducted by Parent or its representatives.

             (b) Neither any investigation conducted by Parent or its representatives pursuant to this Section 6.02 nor the results thereof shall
                                 ------------
affect any representation or warranty of the Company contained in this Agreement or the ability of Parent to rely thereon. All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement dated
     ------------
December 14, 2000, between the Company and Parent (the "Confidentiality
                                                        ---------------
Agreement").
---------

     Section 6.03   Reasonable Best Efforts; Notification.
                    -------------------------------------

             (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other Transactions, including
(i) determining whether any action by or in respect of or filing with any Governmental Entities is required or any actions, consents, approvals or waivers are required to be obtained from third parties in connection with the Transactions, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Nothing in this Agreement shall be deemed to require Parent to waive any rights or agree to any limitation on its operations or to dispose of any asset or collection of assets of the Company, Parent or any of their respective subsidiaries or affiliates.

             (b) The Company shall give prompt notice to Parent, and Parent or Purchaser shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, (iii) any notice or other communication it receives from any person alleging that the consent of such person is or may be required in connection with the Transactions, (iv) any notice or other communication it receives from any Governmental Entity in connection with the Transactions or (v) any action, suit, claim, investigation or proceeding commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting it that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or 4.08, as
                                                      ------------    ----
applicable, or that relate to the consummation of the Transactions; provided,
                                                                    --------
however, that no such notification shall affect the representations, warranties,
-------
covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     Section 6.04   Stock Options; Warrants.
                    -----------------------

             (a) The Company shall take all actions necessary to cause each holder of Company Stock Options granted under the Company Stock Plan to agree, to the extent required, no later than immediately prior to the time Purchaser accepts shares of Company Stock for payment pursuant to the Offer, that each Company Stock Option outstanding at the Effective Time shall be canceled automatically at the Effective Time and shall thereafter represent only the right to receive from the Company an amount of cash in respect of such Company Stock Option equal to the product of (A) the excess, if any, of (x) the Merger Consideration over (y) the exercise price per share of Company Common Stock subject to such Company Stock Option and (B) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to its cancellation.

             (b)    All amounts payable pursuant to this Section 6.04 shall be
                                                         ------------
subject to any required withholding of Taxes and shall be paid at or as soon as practicable following the Effective Time, but in any event within seven days following the Effective Time, without interest. The Company shall use its reasonable best efforts to obtain all consents of the holders of the Company Stock Options as shall be necessary to effectuate the foregoing. The cancellation of a Company Stock Option in exchange for the cash payment described in this Section 6.04 shall be deemed a release of any and all rights
                  ------------
the holder of such Company Stock Option had or may have had in respect thereof, and any required consents from all such holders shall so provide. Such consents from the executive officers at the Company shall include, and the Company shall use its reasonable best efforts to include in such consents from all other employees, an agreement by each holder of Company Stock Options that, subject to the Purchaser's acceptance for payment of shares of Company Stock pursuant to the Offer, such holder shall not exercise any of such holder's Company Stock Options; provided that such agreement shall terminate if this Agreement is terminated or the Effective Time has not occurred by September 30, 2001 and Parent and Purchaser shall be considered third party beneficiaries of such agreements. Notwithstanding anything to the contrary contained in this Agreement, payment shall, at Parent's request, be withheld in respect of any Company Stock Option until all consents, approvals and tax certifications which Parent reasonably determines to be necessary are obtained.

             (c) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Stock Plan) shall take or cause to be taken such actions as are required to cause (i) the Company Stock Plan to terminate as of the Effective Time and (ii) the provisions in any other Company Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company to be deleted as of the Effective Time. The Company shall ensure that following the Effective Time no holder of a Company Stock Option or any participant in the Company Stock Plan or other Company Benefit Plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

             (d)    In this Agreement:

                    "Company Stock Option" means any option to purchase Company
                     --------------------
Common Stock granted under any Company Stock Plan.

                    "Company Stock Plan" means the Company's 1999 Long-Term
                     ------------------
Incentive Plan as amended from time to time.

             (e) At the Effective Time, each Company Warrant shall automatically represent only the right to receive cash from the Company in an amount equal to Company Warrant Payment. All Company Warrants outstanding as of the date of this Agreement and the price at which they are exercisable are listed on Section 6.04(e) of the Company Disclosure Letter. The Company and Parent agree that the Company Warrant Payments are the sole payments that will be made with respect to or in relation to the Company Warrants. Parent and Purchaser shall take all actions necessary to make the foregoing payments upon presentation of the Company Warrants, on or after the Effective Time, without interest to the holders of the Company Warrants presented to the Company on or before the Effective Time.

     Section 6.05   Indemnification.
                    ---------------

             (a) After the Effective Time, Parent will indemnify each person who is now, or has been at any time prior to the date hereof, a director or officer of the Company or trustee or administrator of a Company Benefit Plan (individually, an "Indemnified Party" and, collectively, the "Indemnified
                   -----------------                          -----------
Parties"), to the fullest extent that applicable law would permit the Surviving
-------
Corporation to so indemnify (assuming the indemnification provisions contained the Surviving Corporation's charter and bylaws are identical to that currently contained in the Company's charter and bylaws), with respect to any liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise with the approval of the Company (which approval shall not be unreasonably withheld or delayed), cost or expense (including reasonable fees and expenses of legal counsel) incurred in connection with any threatened or actual action, suit or proceeding based on, or arising out of, the fact that such person is or was a director or officer of the Company or trustee or administrator of a Company Benefit Plan ("Indemnified Liabilities"), in each case, to the full extent that
               -----------------------
the Surviving Corporation is permitted under applicable Law to so indemnify (assuming the indemnification provisions contained the Surviving Corporation's charter and bylaws are identical to that currently contained in the Company's charter and bylaws); provided, however, that Parent shall in no event be required to provide indemnification exceeding, in the aggregate $150,000,000. Any Indemnified Party desiring to claim indemnification under this Section
                                                                   -------
6.05(a), upon learning of any such claim, action, suit, proceeding or
------
investigation, shall promptly notify Parent (but the failure so to notify shall not relieve the indemnifying party from any liability which it may have under this Section 6.05(a) except to
                                                     ---------------
the extent such failure materially prejudices such indemnifying party), and shall deliver to Parent all undertakings required under applicable Law. After Parent's receipt of such notice with respect to any such claim, action, suit, proceeding or investigation, Parent shall have the right to assume and direct to assume and direct, all aspects of the defense thereof, including settlement, and the Indemnified Party shall cooperate in the vigorous defense of any such matter. In no event shall Parent be liable for any settlement effected without its prior written consent. The rights to indemnification under this Section
                                                                    -------
6.05(a) shall continue in full force and effect for a period of six years from
-------
the Effective Time; provided, however, that all rights to indemnification in
                    --------  -------
respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

               (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect policies of directors' and officers' insurance and fiduciary liability insurance, for the benefit of those persons who are covered by the Company's directors' and officers' liability insurance and fiduciary liability insurance at the date of this Agreement, providing coverage with respect to matters occurring prior to the Effective Time that is at least equal to the coverage provided under the Company's current directors' and officers' liability insurance and fiduciary liability insurance policies, to the extent that such liability insurance can be obtained for a cost of not more than $400,000; provided, however, that if such insurance cannot be so obtained
               --------  -------
at or below such cost, Parent shall maintain as much of such insurance as can be so obtained at a cost of $400,000 for such insurance. The foregoing provisions shall not in any way restrict or preclude any sale, liquidation or dissolution of any subsidiary of Parent at any time after the Effective Time. Parent agrees to pay all expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party in successfully enforcing the indemnity or other obligations under this Section 6.05.
                             ------------

               (c) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 6.05.
     ------------

               (d)  The provisions of this Section 6.05 are (i) intended to be
                                           ------------
for the benefit of, and to be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     Section 6.06   Fees and Expenses.
                    -----------------

               (a) Except as provided below, all fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

               (b) In the event that this Agreement is terminated by (i) the Company pursuant to Section 8.01(d) or (ii) by Parent or Purchaser pursuant to
                    ---------------
Section 8.01(c)(i), (iii), (iv) or (v), then the Company shall promptly, but in
-------------------------------    ---
no event later than the date of such event, pay to Parent a fee equal to $5.0 million (the "Termination Fee"), payable by wire transfer of same day funds,
              ---------------
which shall be deemed to be sole and exclusive liquidated damages for such termination. In addition, if: (A)(x) this Agreement is terminated by the Company pursuant to Section 8.01(b)(ii) or by Parent or Purchaser pursuant to Section
            -------------------                                       -------
8.01(c)(vi) (where the breach by the Company is willful), (y) prior to such
-----------
termination a Company Takeover Proposal has been publicly announced, disclosed or communicated and (z) on the date of such termination, neither Parent nor

Purchaser is in material breach of this Agreement and the Minimum Tender Condition has not been satisfied and (B) within 12 months after such termination pursuant to clause (A), (1) the Company shall consummate or enter into an agreement with respect to any Company Takeover Proposal or (2) any "group" (as defined in Section 13(d)(3) of the Exchange Act) or person (including the Company or any of its affiliates), other than Parent or any of its affiliates, shall have become the beneficial owner of more than 50% of the Company Common Stock or 50% of the Company Preferred Stock; provided, however, the current ownership of shares of Company Stock by the Company's stockholders who are a party to the Stockholders Agreement shall not be deemed to trigger this clause
(2), then the Company shall pay the Termination Fee concurrently with the earlier of entering into any such agreement or consummating such transaction.

          Section 6.07  Public Announcements. Parent and Purchaser, on the one
                        --------------------
hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Offer, the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except after reasonable attempts to provide notice have been undertaken and such release or statement is required by applicable Law.

          Section 6.08  Transfer Taxes.  All stock transfer, real estate
                        --------------
transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred
                                                       --------------
in connection with the Transactions shall be paid by the party upon whom the primary burden is placed by the applicable Law. Each party shall cooperate with the other in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and any information with respect to such property that is reasonably necessary to complete such Tax Returns. The parties shall cooperate in obtaining any available exemptions with respect to such Transfer Taxes.

          Section 6.09  Directors.  Promptly upon the acceptance for payment of,
                        ---------
and payment by Purchaser for, any shares of Company Stock pursuant to the Offer, Purchaser shall be entitled to designate such number of directors on the Company Board as will give Purchaser, subject to compliance with Section 14(f) of the Exchange Act, representation on the Company Board equal to at least that number of directors, rounded up to the next whole number, that equals the product of
(a) the total number of directors on the Company Board (giving effect to the directors elected pursuant to this sentence) multiplied by (b) the percentage that (i) such number of shares of Company Stock so accepted for payment and paid for by Purchaser plus the number of shares of Company Stock otherwise owned by Purchaser or any other subsidiary of Parent bears to (ii) the number of such shares then outstanding, and the Company shall, at such time, cause Purchaser's designees to be so elected or appointed to the Company Board; provided, that in the event that Purchaser's designees are appointed or elected to the Company Board, until the Effective Time the Company Board shall have at least two directors who are directors on the date of this Agreement and who are not officers of the Company (the "Independent Directors"); and provided further in
                              ---------------------
such event, if the number of Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director shall be entitled to designate a person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate two persons to fill such vacancies who are not officers, stockholders or affiliates of the Company, Parent or Purchaser, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. After acceptance by Purchaser of shares of Company Stock pursuant to the Offer and prior to the Effective Time, any (i) amendment or termination of this Agreement by the Company, (ii) extension of time for the performance, or waiver, of the obligations or other acts of Parent or Purchaser or (iii) waiver of the Company's rights hereunder, shall require the approval of all of the Independent Directors (and, in any event, at least two Independent Directors) in addition to any required approval thereof by the full Company Board. Subject to applicable Law, the Company shall take all action requested by Parent necessary to effect any such election or appointment, including mailing to its stockholders the Information Statement, and the Company shall make such mailing with the mailing of the Schedule 14D-9 (provided that Purchaser shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Purchaser's designees). In connection with the foregoing, the Company shall promptly, at the option of Purchaser, either increase the size of the Company Board or obtain the resignation of such number of its current directors as is necessary to enable Purchaser's designees to be elected or appointed to the Company Board as provided above. The Company will also use its reasonable efforts to cause Purchaser's designees to be proportionately represented on each committee of the Company Board (other than any committee of the Company Board established to take action under this Agreement). The provisions of this Section 6.09 are in
                                                     ------------
addition to and, except as specifically contemplated by this Section 6.09, shall
                                                             ------------
not limit any rights which Purchaser, Parent or any of their affiliates may have as a holder or beneficial owner of shares of Company Common Stock as a matter of applicable Law with respect to the election of directors or otherwise.

     Section 6.10  Intentionally deleted.

     Section 6.11  Further Assurances.  At and after the Effective Time, the
                   ------------------
officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Purchaser, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Purchaser, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     Section 6.12  Benefit Matters.
                   ---------------

          (a) The Company's affiliate, Hallwood Petroleum, Inc., is the employer of the employees who provide services to the Company, and is the sponsor of the Company's benefit plans.

          (b) Prior to Purchaser's accepting shares of Company Stock for payment pursuant to the Offer, the Company shall (i) take all action necessary to terminate , or cause to terminate, any employee benefit plan that is a 401(k) plan effective as of the date prior to the Purchaser's accepting shares of Company Stock pursuant to the Offer and (ii) shall provide documentation evidencing such action. Prior to terminating any 401(k) plan, the Company shall amend such 401(k) plan to comply with the requirements of the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997 and submit a request for a determination letter from the Internal Revenue Service evidencing that the Plan and its related trust are qualified under Section 401(a) and 501(a) of the Code. Purchaser or Parent shall provide the opportunity for participants in the Company's 401(k) plan who are employed by Purchaser or Parent on the date that is 60 days after the Effective Time to "roll over" his or her account balance into Purchaser's or Parent's 401(k) Plan.

          (c) At the Effective Time (or following a reasonable transition period as set forth below), employees of the Company ("Company Employees")
                                                            -----------------
     who have become employees of Purchaser or Parent ("Continuing Employees")
                                                        --------------------
     shall be eligible to participate in those employee benefit plans maintained for similarly situated employees of Purchaser or Parent (collectively, "Purchaser Employee Plans"), or in substantially similar programs, on the
     -------------------------
     same terms applicable to similarly situated employees of Purchaser or Parent and to the extent that such plans and programs provide the following benefits: medical/dental/vision care, life insurance, disability income, sick pay, holiday and vacation pay, 401(k) plan coverage, Internal Revenue Code Section 125 benefit arrangements, bonus, profit-sharing or other incentive plans, pension or retirement programs, dependent care assistance, severance benefits, and employee stock option and stock purchase plans, or any other benefit plans available to similarly situated current employees of Purchaser or Parent; provided, however, that the benefits provided shall be no less favorable to such Continuing Employees, in terms of benefits, deductibles and costs to such employees, than the coverage provided to similarly situated employees of the Parent. Each Continuing Employee shall be given credit for any sick leave time accrued, but unused, as of the day immediately preceding the Effective Time (or, if later, the time of the transition of such employee from a Company Employee Plan to a Purchaser Employee Plan). Notwithstanding the foregoing, in lieu of causing the Continuing Employees to participate in Purchaser Employee Plans as of the Effective Time, Purchaser or Parent may, in their sole discretion, as to any one or more of such benefits, cause the Continuing Employees to continue to participate in a Company Employee Plan providing the relevant benefit described in the first sentence of this paragraph for a reasonable transition period after the Effective Time. Each Continuing Employee shall be given credit, for purposes of any service requirements for participation, vesting or length of service requirements (but not benefit accrual for purposes of any defined benefit pension plan), for his or her period of service with Company credited under a similar plan prior to the Closing Date, subject to appropriate break in service rules. Each such employee shall, with respect to any Purchaser or Parent plans or programs which have co-payment, deductible or other co-insurance features, receive credit for any amounts such individual has paid to date in the plan year of the Effective Time (or, if later, the time of the transition of such employee from a Company Employee Plan to a Purchaser Employee Plan) under comparable plans or programs maintained by Company prior to the Effective Time. Each such employee shall be subject to any pre-existing condition limitations under Purchaser's or Parent's group health plan only to the extent that the employee's benefits were so limited under the Company group health plan as of the Effective Time.

          (d) All Continuing Employees and dependents who are covered under the Purchaser or Parent group health plan and who terminate employment with Purchaser or Parent or Company after the Effective Time shall be offered COBRA continuation coverage under the Purchaser or Parent group health plan. Company Employees who are covered under the Company group health plan immediately before the Effective Time and who are terminated at the Effective Time shall be offered COBRA continuation coverage either under group health plan(s) maintained for employees of Parent and all its subsidiaries or the Company group health plan at the discretion of Purchaser or Parent; provided, however, that the coverage provided under the plan determined by Purchaser or Parent to provide such coverage shall be no less favorable to such terminated Continuing Employees, in terms of benefits, deductibles and costs to such employees, than the coverage provided to other participants in such plan(s). Former employees of Company or dependents thereof, who are receiving COBRA continuation coverage under the Company group health plan as of the Effective Time will be eligible, pursuant to COBRA, to continue coverage either under group health plan(s) maintained for employees of Parent and all its subsidiaries or the Company group health plan at the discretion of Purchaser or Parent for the remainder of the COBRA continuation period at such former employee's or dependent's sole expense. The cost of continued coverage under COBRA shall be the same as COBRA coverage would be for other participants in the group health plan that provides such coverage. Further, if such persons, and dependents thereof, are offered COBRA continuation coverage under group health plan(s) maintained for employees of Parent and all its subsidiaries, such persons shall be subject to any pre-existing condition limitations under group health plan(s) maintained for employees of Parent and all its subsidiaries only to the extent that the employee's benefits were so limited under the Company group health plan as of the Effective Time. All such persons, as of the date of this Agreement, are listed on Section 6.12(c) of the Company Disclosure Letter.

          (e) Prior to Purchaser's accepting shares of the Company Stock for payment pursuant to the Offer, the Company (i) shall take all action necessary to amend the Company's Termination Policy (which includes the Company's severance plan) effective as of the date prior to Purchaser's accepting shares of Company Stock pursuant to the Offer, to clarify that (A) an employee's transfer of employment to an affiliate of the Company is not an "Involuntary Termination" triggering the payment of severance benefits under the Termination Policy, and (B) the provisions of the Termination Policy regarding "Company Initiated Termination as a Result of a Change of Control" shall apply for a period of six months following a Change of Control to any individual who (x) is employed by the Company on the date of such Change of Control (y) transfers employment to an affiliate of the Company on or after the date of a Change of Control and (z) suffers an "Involuntary Termination" while employed by the affiliate within such six-month period, and (ii) shall provide documentation to the Purchaser evidencing such action.

          (f) Purchaser or Parent shall make all payments to be paid after the Effective Time pursuant to the provisions contained in the Company's Termination Policy effective October 1, 2000 (as it will be amended pursuant to Section
                                                                    -------
6.12(e)), and the applicable Hallwood Energy Corporation Separation Agreements.
-------
     Section 6.13  Name Change.  Parent agrees that (i) within three months
                   -----------
after the Effective Time it will cause the Surviving Corporation to take all necessary steps to change its name so as not to include, and cease doing business under any name that includes, the word "Hallwood," or any derivative,
(ii) within one year after the Effective Time it will cause all Subsidiaries of the Surviving Corporation to take all necessary steps to change their names so as not to include, and cease doing business under any name that includes, the word "Hallwood," or any derivative, (iii) at any time after the Effective Time The Hallwood Group Incorporated and its affiliates may engage in business in the oil and gas industry or any other activity using a name that includes the word "Hallwood" other than a name that is identical to the name at that time of any entity that is a Subsidiary of the Company immediately prior to the Effective Time, and (iv) after the Effective Time Parent will and will cause all Subsidiaries of the Surviving Corporation to take all necessary steps to consent to the formation by The Hallwood Group Incorporated or its affiliates of any entity under a name, and the use of a name by that entity, that includes the word "Hallwood" in any jurisdiction, to the extent contemplated by clause (iii).

                                 ARTICLE VII

                             CONDITIONS PRECEDENT
                             --------------------

     Section 7.01  Conditions to Each Party's Obligation to Effect the Merger.
                   ----------------------------------------------------------
The respective obligation of each party to effect the Merger is subject to the satisfaction or, if permitted by applicable Law, waiver on or prior to the Closing Date of the following conditions:

          (a)  Stockholder Approval.  If required by applicable Law, the Company
               --------------------
shall have obtained the Company Stockholder Approval.

          (b)  No Injunctions or Restraints.  No temporary restraining order,
               ----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to
                                               --------  -------
asserting this condition, subject to Section 6.03, the party asserting such
                                     ------------
condition shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

          (c)  Statutory Restraints.  No statute, code or regulation shall have
               ---------------------
been enacted or promulgated by any Governmental Entity that prohibits consummation of the Merger.

          (d)  Purchase of Company Stock.  Purchaser shall have previously
               -------------------------
accepted for payment and paid for shares of Company Stock pursuant to the Offer.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

     Section 8.01  Termination.  This Agreement may be terminated and the Merger
                   -----------
may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of Purchaser or, subject to the terms hereof, the Company:

          (a)  by mutual written consent of Parent and the Company; provided,
                                                                    --------
however, that if Parent shall have nominated a majority of the directors
--------
pursuant to Section 6.09, such consent of the Company may only be given if
            ------------
approved by the Independent Directors in accordance with Section 6.09;
                                                         ------------

          (b)  by either Parent or the Company:

               (i) if a statute, rule or executive order shall have been enacted, entered or promulgated prohibiting the transactions contemplated hereby on the terms contemplated by this Agreement or if any Governmental Entity shall have issued an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Company Stock pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

               (ii) if (A) as the result of the failure of any of the conditions set forth in Annex I to this Agreement, (1) Purchaser shall have failed to commence the Offer within 30 days following the date of this Agreement or (2) the Offer shall have terminated or expired in accordance with its terms without Purchaser having purchased any shares of Company Stock pursuant to the Offer or
(B) Purchaser shall not have accepted for payment any shares of Company Stock pursuant to the Offer prior to July 31, 2001; provided, however, that the right
                                              --------  -------
to terminate this Agreement pursuant to this clause (ii) shall not be available to any party whose willful failure to fulfill any of its obligations under this Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a willful breach of any representation or warranty of such party contained in this Agreement;

          (c)  by Parent or Purchaser:

               (i) if, prior to the acceptance for payment of shares of Company Stock pursuant to the Offer, the Company Board shall have withdrawn, or modified or changed in a manner adverse to Parent or Purchaser, its approval or recommendation of the Offer (including by amendment to the Schedule 14D-9), this Agreement or the Merger or shall have recommended or approved a Company Takeover Proposal; or

               (ii) if any Person or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Parent, Purchaser or their affiliates or any group of which any of them is a member, shall have acquired beneficial ownership (as determined pursuant to Rule 13d-3 under the Exchange Act) of 50% or more of the outstanding shares of Company Stock;

               (iii) if there shall have been a material breach by the Company of any provision of Section 5.02;
                    ------------

               (iv)  if the Company shall have (A) exempted for purposes of
Section 203 of the DGCL any acquisition of shares of Company Stock by any person or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Parent, Purchaser or their affiliates, or (B) amended (or agreed to amend) the Company Rights Agreement or redeemed (or agreed to redeem) the outstanding Company Rights thereunder for the purpose of exempting an acquisition of shares of Company Stock (other than pursuant to this Agreement) from the Company Rights Agreement and the Company Rights;

               (v) if the Minimum Tender Condition shall not have been satisfied by the Expiration Date and (A) a third party shall have made or caused to be made a Company Takeover Proposal or (B) any "group" (as defined in Section 13(d)(3) of the Exchange Act) or person (including the Company or any of its affiliates), other than parent or any of its affiliates, shall have become the beneficial owner of more than 50% of the Company Common Stock or 50% of the Company Preferred Stock; provided, however, the current ownership of shares of
                         --------  -------
Company Stock by the Company's stockholders who are party to the Stockholders Agreement shall not be deemed to trigger this clause (v); or

               (vi) if, prior to the acceptance for payment of shares of Company Stock pursuant to the Offer, (A) there shall be a breach of any representation or warranty of the Company in this Agreement that is qualified as to Company Material Adverse Effect, (B) there shall be a breach of any representation or warranty of the Company in this Agreement that is not so qualified other than any such breaches which, in the aggregate, have not had or could not reasonably be expected to have a Company Material Adverse Effect, or
(C) there shall be a material breach by the Company of any of its covenants or agreements contained in this Agreement, which breach, in the case of clause (A),
(B) or (C), either is not capable of being cured or, if it is capable of being cured, has not been cured by the earlier of (x) 10 business days following written notice to the Company from Parent or Purchaser of such breach and (y) the expiration of the Offer; provided, however, that neither Parent nor
                             --------  -------
Purchaser may terminate this Agreement pursuant to this Section 8.01(c)(vi) if
                                                        -------------------
Parent or Purchaser is then in material breach of any representation, warranty or covenant contained in this Agreement;

          (d) by the Company if, prior to the acceptance for payment of shares of Company Stock pursuant to the Offer, (A) the Company Board, determines in good faith, after consultation with outside financial advisors and outside counsel to the Company, that a Company Takeover Proposal constitutes a Superior Company Proposal, (B) the Company has complied with Section 5.02, (C) the
                                                    ------------
Company, at the direction of the Company Board, notifies Parent in writing that it intends to enter into an agreement with respect to such Superior Company Proposal, which notification identifies the person making the Superior Company Proposal and attaches the most current version of such agreement (or an accurate description of any material terms and conditions thereof), (D) Parent does not make, within three business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Company Proposal, an offer that the Company Board determines, in good faith after consultation with its financial advisors, is at least as favorable to the stockholders of the Company as such Superior Company Proposal, it being understood that the Company shall not enter into any such binding agreement during such three-business day period and (E) the Company concurrently with such termination pursuant to this Section 8.01(d) pays to Parent in immediately
                             ---------------
available funds the Termination Fee (as provided in Section 6.06); provided that
                                                    ------------
prior to any such termination, the Company shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein. The Company agrees to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving effect to such notification;

          (e) by the Company prior to the consummation of the Offer, if (A) there shall be a breach of any representation or warranty of Parent or Purchaser in this Agreement that is qualified as to materiality or Parent Material Adverse Effect, (B) there shall be a breach of any representation or warranty of Parent or Purchaser in this Agreement that is not so qualified, other than any such breaches which, in the aggregate, have not had or could not reasonably be expected to have a Parent Material Adverse Effect or (C) there shall be a material breach by Parent or Purchaser of any of its covenants or agreements contained in this Agreement, which breach, in the case of clause (A), (B) or
(C), either is not capable or being cured or, if it is capable of being cured, has not been cured by the earlier of (x) 10 business days following written notice to Parent from the Company of such breach and (y) the expiration of the Offer; provided that the Company may not terminate this Agreement pursuant to this Section 8.01(e) if the Company is then in material breach of this
     ---------------
Agreement; or

          (f) by the Company if (A) Purchaser fails to commence the Offer in violation of this Agreement; provided, however, that the Company may not
                             --------  -------
terminate this Agreement pursuant to this Section 8.01(f) if the Company is then
                                          ---------------
in material breach of this Agreement, or (B) Purchaser fails to purchase validly tendered Company Stock in violation of the terms of this Agreement.

     Section 8.02   Effect of Termination.  In the event of termination of this
                    ---------------------
Agreement by either the Company or Parent or Purchaser as provided in Section
                                                                      -------
8.01, this Agreement shall forthwith become void and have no effect, without any
----
liability or obligation on the part of Parent, Purchaser or the Company, other than Section 6.06, this Section 8.02 and Article IX, which provisions shall
     ------------       ------------     ----------
survive such termination, and except that nothing in this Section 8.02 shall
                                                          ------------
relieve a party from liability for fraud or liability for the willful breach by a party of any representation, warranty or covenant set forth in this Agreement and such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of any such breach.

     Section 8.03   Amendment.  Subject to Section 6.09, this Agreement may be
                    ---------              ------------
amended, supplemented or modified by the parties at any time before or after receipt of the Company Stockholder Approval only by an instrument in writing signed on behalf of each of the parties; provided, however, that after receipt
                                         --------  -------
of the Company Stockholder Approval, there shall be made no amendment, supplement or modification that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders.

     Section 8.04   Extension; Waiver.  Subject to Section 6.09, at any time
                    -----------------              ------------
prior to the Effective Time, (a) the parties may extend the time for the performance of any of the obligations or other acts of the other parties, (b) each party may waive any inaccuracies in the representations and warranties of another party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.03, each party may
                                                   ------------
waive compliance with any of the agreements or conditions of another party contained in this Agreement. Subject to Section 6.09, any agreement on the part
                                        ------------
of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     Section 8.05   Procedure for Termination, Amendment, Extension or Waiver.
                    ---------------------------------------------------------
Subject to Section 6.09, a termination of this Agreement pursuant to Section
           ------------                                              -------
8.01, an amendment, modification or supplement of this Agreement pursuant to
----
Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order
------------                                       ------------
to be effective, require in the case of Parent, Purchaser or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                  ARTICLE IX

                              GENERAL PROVISIONS
                              ------------------

     Section 9.01   Nonsurvival of Representations and Warranties.  None of the
                    ---------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01
                                                                   ------------
shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     Section 9.02   Notices.  All notices, requests, claims, demands and other
                    -------
communications under this Agreement shall be in writing and shall be deemed given upon receipt (or upon the next succeeding business day if received after 5:00 p.m. local time on a business day or if received on a Saturday, Sunday or United States holiday) by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to Parent or Purchaser, to:

                    Pure Resources, Inc.
                    500 West Illinois
                    Midland, Texas 79701
                    Attention: Mr. Jack Hightower

                    with a copy to:

                    Thompson & Knight L.L.P.
                    1700 Pacific Avenue
                    Suite 3300
                    Dallas, Texas 75201
                    Attention: Joe Dannenmaier

               (b)  if to the Company, to:

                    Hallwood Energy Corporation
                    4610 S. Ulster Street
                    Suite 200
                    Denver, Colorado 80237
                    Attention: Secretary

                    with copies to:

                    Jenkens & Gilchrist, a Professional Corporation 1445 Ross Avenue
                    Suite 3200
                    Dallas, Texas 75202
                    Attention: W. Alan Kailer

                    Donohoe, Jameson & Carroll, P.C.
                    3400 Renaissance Tower
                    1201 Elm Street
                    Dallas, Texas 75201
                    Attention: Warren M. S. Ernst

     Section 9.03   Definitions.  For purposes of this Agreement:
                    -----------

          An "affiliate," when used with reference to any person, shall have the
              ---------
meaning ascribed to such term in Rule 12b-2 of the Exchange Act, as in effect on the date of this Agreement.

          A "business day" means any day other than Saturday, Sunday or any
             ------------
other day on which banks in the City of New York are required or permitted by applicable Law to close.

          A "Company Material Adverse Effect" means any event, circumstance,
             -------------------------------
condition, development or occurrence causing, resulting in or having (or with the passage of time likely to cause, result in or have) a material adverse effect on (i) the business, operations, assets, condition (financial or otherwise), or results of operations of the Company, (ii) the ability of the Company to perform its obligations under this Agreement or (iii) the ability of the Company to consummate the Offer, the Merger and the other Transactions; provided, however, that effects relating to (a) the economy in general, (b)
--------  -------
changes in oil, gas or other hydrocarbon commodity prices or other changes affecting the oil and gas industry generally, (c) changes in the market price or trading volume of the Company's securities, or (d) the announcement of the transactions contemplated hereby, shall not be deemed to constitute a Company Material Adverse Effect or be considered in determining whether a Company Material Adverse Effect has occurred.

          "in the ordinary course of business," with respect to any action,
           ----------------------------------
means such action is: (a) consistent with the past custom and practices of such person (including with respect to quantity and frequency) and is taken in the ordinary course of the normal day-to-day operations of such person; (b) not required to be authorized by the Board of Directors of such person; and (c) similar in nature and magnitude to actions customarily taken, without any authorization by the Board of Directors, in the ordinary course of the normal day-to-day operations of other persons that are in the same line of business as such person.

          A "person" means any individual, firm, corporation, partnership,
             ------
company, limited liability company, trust, joint venture, association, Governmental Entity or other entity of any kind.

          A "subsidiary" of any person means any other person of which (i) such
             ----------
person or any subsidiary thereof is a general partner, (ii) such person and/or one or more of its subsidiaries holds voting power to elect a majority of the board of directors or others performing similar functions or (iii) such person, directly or indirectly, owns or controls more than 50% of the equity interests of such other person.

          Words and terms used in this Agreement which are defined in other Sections of this Agreement are used throughout this Agreement as therein defined.

     Section 9.04   Interpretation.  When a reference is made in this Agreement
                    --------------
to a Section or an Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 9.05   Severability.  If any term or other provision of this
                    ------------
Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

     Section 9.06   Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 9.07   Entire Agreement; No Third-Party Beneficiaries.  This
                    ----------------------------------------------
Agreement, taken together with the Company Disclosure Letter, (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and
(b) except for the provisions of Article II, Section 6.05 and Section 6.09, is
                                 ----------  ------------     ------------
not intended to confer upon any person other than the parties hereto any rights, remedies, obligations or liabilities.

     Section 9.08   Governing Law.  This Agreement shall be governed by, and
                    -------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 9.09   Assignment.  Neither this Agreement nor any of the rights,
                    ----------
interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 9.10   Limitations on Warranties.
                    -------------------------

               (a)  Except for the representations and warranties contained in
Article III of this Agreement and in the Company Disclosure Letter, the Company
-----------
makes no other express or implied representation or warranty to Parent or Purchaser. Parent and Purchaser each acknowledge that, in entering into this Agreement, it has not relied on any representations or warranties of the Company other than the representations and warranties of the Company set forth in
Article III of this Agreement or the Company Disclosure Letter.
-----------

               (b)  Except for the representations and warranties contained in
Article IV of this Agreement, Parent and Purchaser make no other express or
----------
implied representation or warranty to the Company. The Company acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties of Parent and Purchaser other than the representations and warranties of Parent and Purchaser set forth in Article IV of this Agreement.
                                                ----------

     Section 9.11   Specific Performance.  The parties hereto agree that
                    --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     IN WITNESS WHEREOF, Parent, Purchaser and the Company have duly executed this Agreement, all as of the date first written above.

                         PURE RESOURCES, INC.



                         By:  /s/ Jack Hightower
                              --------------------------------------------------
                              Jack Hightower
                              President


                         PURE RESOURCES II, INC.



                         By:  /s/ Jack Hightower
                              --------------------------------------------------
                              Jack Hightower
                              President


                         HALLWOOD ENERGY CORPORATION



                         By:  /s/ William L. Guzzetti
                              --------------------------------------------------
                              William L. Guzzetti
                              President

                                    ANNEX I

                            CONDITIONS OF THE OFFER

     The capitalized terms used in this Annex I have the meanings set forth in the attached Agreement and Plan of Merger (the "Agreement"). Notwithstanding
                                                ---------
any other term of the Offer or this Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered shares of Company Stock promptly after the termination or withdrawal of the Offer), to pay for, and may postpone the acceptance for payment of and payment for, shares of Company Stock tendered, and, except as set forth in the Agreement, terminate the Offer as to any shares of Company Stock not then paid for if there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Company Stock which would represent at least a majority of each of (i) the shares of outstanding Company Common Stock (with the shares of Company Common Stock issuable upon exercise of the Warrants being deemed outstanding for this purpose) and (ii) the shares of outstanding Company Preferred Stock on the date of purchase (the "Minimum Tender Condition"). Furthermore, notwithstanding any
                  ------------------------
other term of the Offer or this Agreement, Purchaser shall not be required to commence the Offer, accept for payment or, subject as aforesaid, to pay for any shares of Company Stock not theretofore accepted for payment or paid for, and may terminate or amend the Offer, with the consent of the Company or if, at any time on or after the date of this Agreement and before the acceptance of such shares for payment or the payment therefor, any of the following conditions exists:

          (a) there shall be pending any suit, action or proceeding by any Governmental Entity, or pending any suit, action or proceeding that has a reasonable likelihood of success by any other person, (i) seeking to restrain, prohibit or make illegal or materially more costly the making or consummation of the Offer or the Merger or any other Transaction, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries or affiliates, or to compel the Company, Parent or any of their respective subsidiaries or affiliates to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries or affiliates, as a result of the Offer, the Merger or any other Transaction, (iii) seeking to impose limitations on the ability of Parent or Purchaser to acquire or hold, or exercise full rights of ownership of, any shares of Company Stock, including the right to vote the Company Stock purchased by it on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or (v) that otherwise could reasonably be expected to have a Company Material Adverse Effect;

          (b) any statute, rule, regulation, legislation, interpretation, judgment, order or injunction shall be enacted, entered, enforced, promulgated, amended or issued with respect to, or deemed applicable to, or any consent or approval withheld with respect to, (i) Parent, the Company or any of their respective subsidiaries or affiliates or (ii) the Offer, the Merger or any other Transaction, in either case by any Governmental Entity that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in paragraph (a) above;

          (c) (i) it shall have been publicly disclosed or Parent shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the outstanding shares of any class of Company Stock has been acquired by another person or (ii) the Company Board or any committee thereof shall have (A) withdrawn or modified the approval or recommendation of the Company Board of the Offer (including by amendment of the

Schedule 14D-9) in a manner adverse to Parent or Purchaser, (B) approved or recommended to the stockholders of the Company a Company Takeover Proposal or announced its intention to enter into an agreement with respect to a Company Takeover Proposal, (C) approved or recommended that the stockholders of the Company tender their shares of Company Stock into any tender offer or exchange offer that is a Company Takeover Proposal or is related thereto or (D) resolved to do any of the foregoing;

          (d) (i) there shall be a breach of any representation or warranty of the Company in this Agreement that is qualified as to "materiality" or "Company Material Adverse Effect"or (ii) there shall be a breach of any representation or warranty of the Company in this Agreement that is not so qualified, other than any such breaches which, in the aggregate, have not had or could not reasonably be expected to have a Company Material Adverse Effect, any of which breach in clauses (i) or (ii) either is not capable of being cured or, if it is capable of being cured, has not been cured by the earlier of (x) 10 business days following written notice to the Company from Parent or Purchaser of such breach and (y) the expiration of the Offer;

          (e) there shall have occurred any changes, conditions, events or developments that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect;

          (f) the Company shall have breached in any material respect any material agreement or covenant of the Company under this Agreement;

          (g) this Agreement shall have been terminated in accordance with its terms;

          (h) without limiting the generality or the effect of any of the foregoing conditions, the value of the Company or its Assets shall be $10 million or more less than such value would have been (i) if all the representations and warranties of the Company in this Agreement had been true and correct without regard to any qualification as to "materiality" or "Company Material Adverse Effect" or (ii) if there had not been an event, circumstance, condition, development or occurrence causing, resulting in or having an effect on such value; provided, however, that effects relating to (A) the economy in general, (B) changes in oil, gas or other hydrocarbon commodity prices or other changes affecting the oil and gas industry generally, (C) changes in the market price or trading volume of the Company's securities, and (D) the announcement of the transactions contemplated hereby, shall not be deemed to affect the value of the Company or its Assets for purposes of this subsection (h);

          (i) (i) the Company shall not have entered into consents, cancellation agreements or other arrangements in form and substance reasonably acceptable to Purchaser (each, a "Cancellation Agreement") with the holders of all Company Stock Options legally binding such holders to the procedures and terms set forth in Sections 6.04(a) and (b) or (ii) Purchaser shall not have received photocopies of such executed Cancellation Agreements; or

          (j) all shares of Company Common Stock owned by The Hallwood Group Incorporated shall have been validly tendered and not withdrawn.

in each case which, and regardless of the circumstances giving rise to any such condition (including any action or inaction by Parent or any of its affiliates), makes it inadvisable, in the sole and absolute discretion of Parent, to proceed with such acceptance for payment or payment. For purposes of the foregoing conditions, the representations and warranties of the Company in this Agreement shall be deemed made at the time of such determination (except as to any representation or warranty that speaks as of a specific date, which shall be made as of such date).

     The foregoing conditions are for the sole benefit of Purchaser and Parent and may be asserted by Purchaser or Parent regardless of the circumstances giving rise to such condition or may be waived by Purchaser and Parent in whole or in part at any time and from time to time in their sole discretion; provided,
                                                                       --------
however, that the Minimum Tender Condition may not be waived.  The failure by
-------
Parent, Purchaser or any other affiliate of Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time. Any determination by Parent with respect to the foregoing conditions shall be final and binding on the parties.